                                                     Crown Contract Number: T016

               MASTER BUILD-TO-SUIT SERVICES AND LICENSE AGREEMENT

                                     between

                            CROWN COMMUNICATION INC.,
                             A DELAWARE CORPORATION,

                                doing business in

    Arizona as Crown Communications           New Mexico as CommCrown Inc.
   Colorado as Crown Communications              North Carolina as Crown
 Delaware as Crown Communication Inc.              Communication Inc.
      Florida as Crown Comm Inc.          North Dakota as Crown Communications
       Indiana as CommCrown Inc.              Ohio as Crown Communications
   Kentucky as Crown Communications            Oklahoma as Crown Comm Inc.
Louisiana as Crown Communication Inc.     Pennsylvania as Crown Communications
             (of Delaware)                       South Carolina as Crown
 Michigan as Crown Communication Inc.              Communication Inc.
Mississippi as Crown Communication Inc.     Tennessee as Crown Communications
  Nevada as Crown Communication Inc.            Texas as Crown Comm, Inc.
     New Jersey as Crown Comm Inc.          Utah as Crown Communication Inc.
                                          Virginia as Crown Communication Inc.

                      West Virginia as Crown Communications

                                       and

                          TRITEL COMMUNICATIONS, INC.,
                             A DELAWARE CORPORATION

               MASTER BUILD-TO-SUIT SERVICES AND LICENSE AGREEMENT

         THIS MASTER BUILD-TO-SUIT SERVICES AND LICENSE AGREEMENT (the "Agreement" or "Master License") is made this ____ day of ___________________, 1999, between TRITEL COMMUNICATIONS, INC., a Delaware corporation, with its principal offices located at 112 East State Street, Suite B, Ridgeland, Mississippi 39157 ("TRITEL"), and CROWN COMMUNICATION INC., a Delaware corporation, (doing business in various jurisdictions as indicated on the cover page of this Agreement), with its principal offices located at 375 Southpointe Boulevard, Canonsburg, Pennsylvania 15317 ("CROWN").

                              W I T N E S S E T H:

         WHEREAS, CROWN owns or controls or will acquire real property on which it has or will be constructing communications facilities used for the installation of wireless communications equipment ("Crown Site");

         WHEREAS, TRITEL is a wireless communications services provider that owns and operates communications facilities;

         WHEREAS, TRITEL desires to obtain the right to install and operate its equipment on communications facilities in service areas licensed by the Federal Communications Commission ("FCC") to TRITEL and its affiliates; and

         WHEREAS, TRITEL desires to contract with CROWN to provide build-to-suit and development services in accordance with the terms of this Agreement.

         NOW THEREFORE, for [CONFIDENTIAL TREATMENT REQUESTED] and other good and valuable consideration including the mutual covenants contained herein, the legal receipt and sufficiency of which are hereby mutually acknowledged, the parties intend to be legally bound hereby and do agree as follows:

I. GRANT, PRE-DEVELOPMENT SERVICES AND ASSIGNMENT

         I.A. GRANT.

         TRITEL grants CROWN the nonexclusive right to develop, construct and license those sites in TRITEL Markets which involve the construction of towers and related facilities ("Tower Sites" or "Sites") upon the terms and conditions of this Master License. CROWN acknowledges and agrees that the right to develop, construct and license the Tower Sites is not an exclusive right and that TRITEL may grant similar rights to other parties; however, TRITEL shall offer CROWN the opportunity to develop, construct and license the minimum number of Sites in accordance with the Schedules attached to Exhibit "C" to this Agreement.

         I.B. APPLICATION.

         I.B.1 NOTICE. In the event that TRITEL identifies a Tower Site or search ring where it desires to place wireless communications equipment for its business operational purposes, and TRITEL intends to grant to CROWN the right to develop, construct and lease such Tower Site and license usage of such Tower Site to TRITEL, TRITEL shall give CROWN notice thereof as follows:

              I.B.1.a. NOTICE OF SEARCH RING. In the event that TRITEL has issued a search ring for the Tower Site, but has not obtained a lease, contract, option or other right to lease the property for the Tower Site, TRITEL shall notify CROWN in writing of the Parameters of the search ring for the Tower Site (the "Search Ring Notice").

              I.B.1.b. NOTICE OF LEASE. In the event that TRITEL has obtained an option, lease, contract or other right to lease the property for the Tower Site, TRITEL shall notify CROWN in writing of and deliver to CROWN a complete copy of the lease, option, contract or other right to lease the property for the Tower Site (the "Lease Notice").

              I.B.1.c. NOTICE OF BUILDING PERMIT. In the event that TRITEL has obtained a lease, contract, option or other right to lease property for a Tower Site and is preparing to apply for a building permit for the Tower Site, TRITEL shall notify CROWN in writing, at least ten (10) days before the date that TRITEL intends to make application for a building permit for Tower Site (the "Building Permit Notice") (the Search Ring Notice, the Lease Notice and the Building Permit Notice shall be collectively referred to as the "Notice of Tower Site").

              I.B.1.d. OBLIGATION TO GIVE NOTICE. Notwithstanding paragraphs I.B.1.a, b, and c, TRITEL shall not be obligated to provide CROWN the Notice of Tower Site until ten (10) days prior to the date that TRITEL intends to make application for a building permit for the Tower Site, provided however, TRITEL may elect to provide CROWN Notice of the Tower Site pursuant to I.B.1.a. or I.B.1.b. above.

         I.B.2 ACCEPTANCE OR REJECTION OF TOWER SITE. CROWN shall have a period of twenty (20) days (the "Application Period") from the date of receipt of the Notice of Tower Site to accept (in the event of acceptance, the "Notice of Acceptance") or reject in writing any such Tower Site because of any characteristics associated with the Tower Site which would in the reasonable opinion of CROWN adversely impact CROWN's development or ownership of the Tower Site. In the event that CROWN fails to provide TRITEL with written notice of either CROWN's acceptance or rejection of the Tower Site within this twenty (20) day period, CROWN shall be deemed to have rejected such Tower Site. In the event that CROWN rejects any Tower Site, CROWN shall have no right to require an assignment of the Prime Lease or obligation to develop the Tower Site and TRITEL shall have no further obligation to CROWN in regards to the Tower Site under the terms of the Agreement.

         Notwithstanding the foregoing, the parties acknowledge that some of the Notices of Tower Sites may include Tower Sites that CROWN may conditionally accept and attempt to obtain further Governmental Approvals (as defined in Section I.F.) in order to develop and construct those Tower Sites to CROWN's needs, i.e., developing a multi-carrier, co-locatable Tower Site. Such conditional approval includes CROWN's right to thereafter reject the Tower Site because of CROWN's inability to obtain additional Governmental Approvals to so develop the Tower Site subject to any terms or provisions which may be in the Schedules attached to Exhibit "C".

         I.C. DUE DILIGENCE. During the (i) Application Period; and (ii) period between the Application Period and the Commencement Date of the applicable SLA, in the event that CROWN provides TRITEL with a Notice of Acceptance upon the Tower Site; and (iii) term of the applicable SLA, provided that CROWN has assumed the Prime Lease, if applicable, and entered into a SLA with TRITEL, TRITEL shall make available to CROWN such information as CROWN may reasonably require about the Tower Site, which information shall include, but shall not be limited to: (a) zoning permits and approvals, variances, building permits and such other federal, state or local governmental approvals which have been obtained or for which TRITEL has made application; (b) the construction, engineering and architectural drawings and related site plan and surveys pertaining to the construction of the Tower Facilities on the Site; (c) the geotechnical report for the Site which has been commissioned by TRITEL, if commissioned by TRITEL; (d) the title reports, commitments for title insurance, ownership and encumbrance reports, title opinion letters, copies of instruments in the chain of title or any other information which may have been produced regarding title to the Site and the Easements; and (e) the environmental assessments including phase I reports and any reports relating to contemporaneous or subsequent intrusive testing, the "FCC Checklist" performed pursuant to National Environmental Protection Act ("NEPA") requirements and any other information which may have been produced regarding the environmental condition of the Site, the Easements or neighboring real property. TRITEL shall cooperate with CROWN in making reasonable modifications to the foregoing information at the request of CROWN.

         I.D. ASSIGNMENT AND ASSUMPTION OF PRIME LEASE. In the event that CROWN accepts the Tower Site for development pursuant to section I.B.2 of this Agreement, and TRITEL has entered a Prime Lease with the Prime Lessor, TRITEL shall assign to CROWN, and CROWN shall assume and agree to be bound by, the Prime Lease, together with the Easements to the Site pursuant to the Assignment and the relationship of CROWN and TRITEL with regard to the Tower Site shall thereafter be governed by this Agreement. The form of the Assignment by which TRITEL assigns the Prime Lease and any Easements to CROWN shall be substantially the same form as that which is attached hereto as Exhibit "A". The Assignment shall be executed by TRITEL and CROWN in three (3) counterpart originals, and one original execution copy shall be delivered to TRITEL and two (2) original execution copies shall be delivered to CROWN within ten (10) days of the Notice of Acceptance. In addition thereto, CROWN and TRITEL shall execute a Memorandum of Assignment in substantially the form of Exhibit "B" to be recorded in the office of the property records in the County where the Site is located. The Memorandum of Assignment shall be executed and delivered to CROWN within ten
(10) days of the Notice of Acceptance. CROWN shall record the Assignment prior to the commencement of construction of the Tower Facilities as commencement of construction is defined in any mechanics or materialman's lien statute in the state where the Site is located. In addition thereto, CROWN shall exercise its best efforts to obtain from the Prime Lessor a release of TRITEL from all liabilities under the Prime Lease, such best efforts being accomplished by providing the Prime Lessor with the form of the Estoppel Certificate attached hereto as Exhibit "G" and requesting its execution. If the Prime Lessor refuses to execute such Estoppel Certificate, then CROWN agrees to indemnify and hold harmless TRITEL from any assertions made by the Prime Lessor against TRITEL as a result of the breach of any underlying agreement obligations. Furthermore,

CROWN shall and hereby agrees to hold TRITEL harmless and indemnify TRITEL from any and all claims, losses, obligations, damages, costs or expenses ever suffered, threatened or incurred by TRITEL by reason of any act or omission of CROWN under the Prime Lease, including without limitation, any default under the Prime Lease. TRITEL shall hereby agree to hold CROWN harmless and indemnify CROWN from any or all claims, losses, objections, damages, costs or expenses suffered, threatened, or incurred by CROWN by reason of any act or omission of TRITEL under the Prime Lease which occurred or accrued prior to the Assignment.

         I.E. COMPLETION OF PRE-DEVELOPMENT WORK.

              I.E.1 In the event that CROWN accepts the Tower Site prior to the entry of a Prime Lease pursuant to the issuance of a Search Ring Notice, CROWN shall respond to each Search Ring Notice within thirty (30) days of its receipt by identifying up to three (3) potential sites reasonably consistent with the requirements of the Search Ring Notice. Within ten (10) business days of CROWN's submission to TRITEL of the three candidates for the Tower Site, TRITEL shall test and/or review the preferred candidate or candidates for the Tower Site and give CROWN notice whether the candidate(s) is or are satisfactory to fulfill the conditions of the Search Ring Notice and to satisfy TRITEL's conditions and criteria for the construction of its wireless communications network. In the event that TRITEL elects to accept one of the candidates for the Tower Site, TRITEL shall give CROWN notice that TRITEL accepts the Tower Site ("Preliminary Site Acceptance") and that within ten (10) days of CROWN's receipt of the notice that TRITEL has preliminarily accepted the Tower Site, CROWN shall commence obtaining all Pre-Development Information pursuant to Sections I.E. and I.F. CROWN shall deliver a copy of a completely executed, complete and duly authorized lease with the Prime Lessor within thirty (30) days of the Preliminary Site Acceptance.

              I.E.2 In the event that CROWN accepts the Tower Site prior to the time that a building permit has been issued for the Tower Site, CROWN shall obtain and be responsible and liable for the completion of all matters necessary to complete the construction of the Tower Facilities upon the Tower Site, including without limitation: (a) obtaining preliminary Federal Aviation Administration ("FAA") aeronautical evaluations for the Tower Site; (b) obtaining the construction, engineering and architectural drawings and related site plan and surveys pertaining to the construction of the Tower Facilities on the Tower Site; (c) obtaining the geotechnical report for the Tower Site; (d) obtaining a title report, commitment for title insurance, ownership and encumbrance report, title opinion letter, copies of instruments in the chain of title or any other information which may have been produced regarding the marketability of title and title to the Tower Site and the Easements; and, (e) obtaining environmental assessments including phase I reports and a report relating to contemporaneous or subsequent intrusive testing, the "FCC Checklist" performed pursuant to NEPA requirements and any other information, documents, permits or items which may be necessary to obtain permits and maintain licensing for the operation of a wireless communications facility upon the Tower Site (collectively the "Pre-Development Information"). CROWN shall complete, make available to and deliver to TRITEL copies of all of the Pre-Development Information prior to the execution of a SLA, in accordance with the time frames outlined in Exhibit "C". The completion and delivery of the Pre-Development Information shall be subject to delays from substantial labor disputes, fire, unusual delay in deliveries not caused by or contributed to by CROWN or its contractors, abnormal adverse weather conditions not reasonably anticipated, or government actions or inactions not caused or contributed to by CROWN, or other unavoidable casualties or similar causes beyond reasonable control of CROWN or CROWN's agents.

         I.F. ZONING AND GOVERNMENTAL APPROVALS. CROWN acknowledges that TRITEL may desire to be involved in the zoning and governmental approval process for any Tower Site for which it is necessary to obtain any zoning or governmental approvals, permits, variances, or other action from any federal, state or local governmental body or entity ("Governmental Approvals") for the Tower Site and for those Tower Sites that CROWN has accepted prior to the issuance of such Government Approvals, where reasonably practicable and where CROWN has not entered into a lease or license with any other carrier for the use of the Tower Site. As such, the parties agree that if TRITEL desires to be involved in such approval process, then it shall provide CROWN with notice that it intends to be so involved; however, TRITEL recognizes that CROWN shall be the lead advocate in obtaining such approvals and coordinate its advocacy with TRITEL in a manner that will not cause adversity to TRITEL's business reputation. Although CROWN shall maintain the lead advocacy role, CROWN agrees to coordinate the following matters with TRITEL prior to their applicable uses:

         (i) any application, motion, appeal or action ("Government Application") for such Government Approvals; and

         (ii) any presentations, witnesses, evidence, materials or reproduced works, or similar items, matters or parties which CROWN intends to utilize or present for or to any person, entity, body or commission for such Governmental Approval; and

         (iii) TRITEL's request to hire or use any witnesses, attorneys, consultants, lobbyists, public relations consultants, or parties which TRITEL deems reasonably necessary to obtain the Governmental Approval.

If it is determined that TRITEL's participation or approved requests will increase the cost of obtaining such Governmental Approvals, then TRITEL shall pay and be liable for that added expense (the addition of which shall be documented by CROWN). In the event that CROWN has not entered into a lease or license with any other carrier for the usage of the Tower upon the Tower Site, TRITEL shall have the right at any time to withdraw, dismiss, terminate or otherwise cease any process, hearing or proceeding upon or regarding a Government Application. In the event that there is another carrier which has entered into a lease or license for space upon the Tower Facility and it is not necessary for the Government Approval to have more than one (1) carrier located upon the Tower Facility, and TRITEL desires to withdraw from the Government application, upon these terms and conditions, TRITEL may withdraw from the Government Application and shall have no further obligation to CROWN regarding the Applicable Tower Site. Notwithstanding the foregoing, CROWN may proceed with the Government Application, provided however, in the event that CROWN elects to proceed with the Government Application, TRITEL shall have no further obligation to CROWN in regards to the Government Application, the SLA or this Agreement. In the event that TRITEL desires to terminate, dismiss, withdraw or otherwise cease any process, hearing, or proceeding upon or regarding a Government Application and in the reasonable opinion of CROWN and CROWN s counsel (in writing) such Government application could have been approved and CROWN does not proceed with the Government Application as provided above or otherwise construct a tower or similar facility upon the SITE, TRITEL shall reimburse CROWN for all fees and expenses incurred in connection with the Government Applications and the Pre-Development Costs.

         I.G. DEFICIENCIES IN PRE-DEVELOPMENT INFORMATION.

         Within fifteen (15) days following CROWN's delivery of all the Pre-Development Information, the Plans and Specifications and the Governmental Approval, as hereinafter defined, TRITEL may refuse to execute and reject a SLA on any Tower Site because of any deficiency in the Pre-Development Information or any deficiencies which are disclosed in the Pre-Development Information (which TRITEL did not obtain or prepare), including without limitation: (a) exceptions to the title of the Site or the Easements; (b) deficiencies in the Plans and Specifications; (c) deficiencies in the geotechnical analysis or environmental assessments for the Site or any deficiencies regarding the condition of the Site; (d) deficiencies in any requirements under the NEPA; (e) any deficiency in the SLA; or, (f) any deficiency in the Prime Lease or the due authorization thereof; or (g) any deficiency in the Governmental Approvals. In the event that TRITEL refuses to execute or rejects the SLA, TRITEL shall have no obligation to execute a SLA or obligation to CROWN under this Master License in regards to the Tower Site. Notwithstanding the foregoing, CROWN shall give TRITEL notice of any deficiency in the Pre-Development Information and shall have twenty (20) days from the date of such notice to cure, correct or otherwise modify such deficiency in the Pre-Development Information. In the event that CROWN does not cure such deficiency to the reasonable satisfaction of TRITEL, TRITEL refuses to execute or rejects the SLA, and CROWN does not construct a Tower upon the Tower Site, then TRITEL shall reimburse CROWN up to one-half of the Pre-Development Costs (hereinafter defined) which accrued, or were incurred prior to CROWN's notice of or knowledge of such deficiency in the Pre-Development Information, pursuant to the schedule of costs and milestones in Exhibit "C".

         I.H. PRE-DEVELOPMENT COSTS.

         CROWN shall reimburse TRITEL for the Pre-Development Costs as specified in Exhibit "C."

         I.I. NOTICE TO PROCEED AND CLOSE-OUT PACKAGE.

         Upon completion of necessary site acquisition tasks, as described in this Section I, CROWN will issue a notice to proceed (herein "Notice to Proceed") to TRITEL indicating that construction is ready to commence. TRITEL by accepting, executing and returning to CROWN the Notice to Proceed shall evidence its interest in executing a SLA for the particular Site. CROWN will also provide a Close-Out Package that represents the development of the Site and site acquisition associated with completing the Site for TRITEL's use. The Close-Out Package shall be due to TRITEL upon TRITEL's activation of its antennas at the Site in TRITEL's regular course of business (not upon testing). The following is a summary of documents to be delivered by CROWN to TRITEL in the Close-Out
Package:

         o    A copy of the Search Proposal relating to the Site.

         o Description of potential sites identified by CROWN in each search area.

         o Summaries of any title work acquired or an underlying lease, deed or contract that govern TRITEL's or CROWN's use of the Site and copies of any and all documents, instruments or agreements which were executed and if recorded being stamped or otherwise evidencing that same was filed in the land records of the appropriate jurisdiction and that any other action was taken which was necessary to remove the title exception from the Site

         o Instruments showing the due authorization of the Prime Lease by the Prime Lessor

         o In the event that the Prime Lessor is not an individual, copies of the bylaws, corporate charter, partnership agreement, certificate of partnership, articles of organization, membership agreement, trust agreement or similar documents, whichever may be applicable, and a certificate of existence from the state of formation of the Prime Lessor dated within thirty (30) days of the date of the Prime Lease

         o    NEPA Checklist showing no action items under NEPA requirements

         o    "Phase I" Environmental Assessment performed at the Site

         o    Copies of all FAA approvals for the Site

         o News articles concerning development of the Site, if found or known by CROWN.

         o A copy of an original document that grants to CROWN an interest in the Site at the property and, if applicable, a memorandum of said document, either such document or memorandum being stamped or otherwise evidencing that same was filed in the land records of the appropriate jurisdiction and that any other action was taken which was necessary to perfect CROWN's interest in the Site.

         o A copy of an original document that grants to CROWN an interest in any and all Easements to the real property at the Site, stamped or otherwise evidencing that same was filed in the land records of the appropriate jurisdiction and that any other action was taken which was necessary to perfect CROWN's interest in the Easements.

         o A copy of a memorandum of Site License stamped or otherwise evidencing that same was filed in the land records of the appropriate jurisdiction and that any other action was taken which was necessary to perfect TRITEL's interest in the Site.

         o Materials, studies, correspondence (including e-mail), analyses, drawings, and specifications used as evidence to support permits granted for the Site or created for TRITEL by third parties.

         o A copy of the executed SLA authorizing TRITEL to use the Site and any landlord consents and/or estoppel certificates, if applicable.

         o    Survey of the Site

         o Plans and specifications for the Tower and TRITEL's Equipment to be located upon the Site

         I.J. AGREEMENT NOT EXCLUSIVE.

         CROWN acknowledges and agrees that the right to perform site development services and build-to-suit and construction services under this Agreement is not an exclusive right and that TRITEL may grant similar rights to other parties and such grants and agreements shall not be a violation of or default under this Agreement. However, the parties acknowledge that once the Notice of Tower Site is issued by TRITEL to CROWN, then that particular search ring area shall become exclusive to CROWN until CROWN rejects such Site, defaults under the term of this Agreement or TRITEL or CROWN is otherwise entitled to reject such SLA under the terms of this Agreement.

II. MASTER LICENSE AGREEMENT

         II.A. SITE LICENSE.

         II.A.1 Each location for which TRITEL issues a Preliminary Site Acceptance or an Assignment of Lease, CROWN shall prepare, and the parties will execute, a Site License Acknowledgment ("SLA" or "Site License") in the form attached hereto as Exhibit "D" describing the specific location, description and size of that portion of the Site designated for TRITEL's use. Such execution shall occur within fifteen (15) days of submission of all of the Pre-Development Information and all zoning and other Governmental Approvals to TRITEL by CROWN, but in any event not before all time periods have elapsed for TRITEL and/or CROWN to review and/or object to any and all Pre-Development Information, Governmental Approvals and/or the Plans and Specifications. Upon such execution, CROWN shall, and hereby does license to TRITEL, and agree to allow TRITEL to use, the Site upon the terms and conditions of this Agreement and the SLA. The terms of this Agreement shall be incorporated in each Site License as if stated therein. The use of the Site authorized to TRITEL in each Site-specific SLA is referred to herein as the "TRITEL Premises." The term "TRITEL Premises" shall also include and mean TRITEL's space upon the Tower, TRITEL's ground space at the Site for the location of a cabinet or shelter (the "Ground Space"), all cables, wires, conduit, etc., connecting to and from TRITEL's Equipment upon the Tower and to and from TRITEL's Equipment upon the Ground Space, and the non-exclusive right of TRITEL to use any and all Easements. The terms and conditions of this Agreement shall become a part of and incorporated into each SLA and the use of the TRITEL Premises shall be subject to this Agreement except with regard to information that is Site-specific. The terms and conditions of the SLA shall become effective and be part of this Agreement upon its execution by both CROWN and TRITEL. The parties acknowledge and agree that, notwithstanding any other language in this Agreement to the contrary, TRITEL's use of a Site pursuant to this Agreement does not constitute or convey an interest in real estate to TRITEL, nor does it convey an interest in improvements at the Site, or of appurtenant property rights of CROWN. The relationship between CROWN and TRITEL is not one of tenancy and no interest in real estate has been or will be created. This Master License and each SLA is a license for a period of years and this Master License and each SLA shall not be terminable at will and may only be terminated upon the terms and conditions under this Master License or the applicable SLA.

         II.A.2.i CROWN covenants that it shall not commit any act which would result in a default, non-renewal or nonconformance of the Prime Lease. The SLA shall be subject to the continued existence and enforceability of the Prime Lease, provided, however, any termination or expiration of the Prime Lease which occurs as a result of any default, non-renewal or non-conformance by CROWN under the terms of the Prime Lease, shall be construed as an event of default under the terms of the SLA.

         II.A.2.ii In the event that the Prime Lease requires the Prime Lessor to consent to the making of the applicable SLA, it shall be a condition precedent to the effectiveness of the SLA that CROWN obtains such consent. The form and content of such consent shall be subject to TRITEL's approval, not to be unreasonably withheld, delayed or conditioned.

         II.A.2.iii In the event that the Prime Lease expires or terminates (provided, however, that this provision does not waive any requirement for CROWN to maintain the Prime Lease in full force and effect) and CROWN is unable to relocate the Tower Facilities to another location suitable for TRITEL's use, such relocation to be at CROWN's sole expense, then CROWN shall grant to TRITEL the option to purchase the Tower Facilities (and any accessories, accessions, attachments, fixtures or other equipment in connection therewith, etc., including without limitation storage buildings and fences) for the fair market value of the Tower Facilities (and such accessories, accessions, attachments, fixtures, equipment, etc.) and enter into negotiations with the Prime Lessor for continued operation at the Site. Such purchase price shall be no less then the current market value of the Tower Facilities.

         II.A.2.iv CROWN agrees to exercise its best efforts to obtain and deliver a non-disturbance and attornment agreement and estoppel certificate (the "Estoppel Certificate") with the Prime Lessor, in the form of the estoppel certificate attached hereto as Exhibit "G", the terms and conditions of such Estoppel Certificate shall be reasonably acceptable to TRITEL, which Estoppel Certificate shall provide for TRITEL's continued possession of the TRITEL Premises under the applicable SLA in the event that the Prime Lease is terminated. This provision shall not imply that TRITEL consents to the expiration or termination of the Prime Lease by CROWN or waives any event of default such expiration or termination may create.

         II.B. USE.

This Agreement authorizes the installation, operation and maintenance of unmanned radio communications, wireless or telecommunications equipment consistent with the terms of this Agreement, the applicable SLA, including but not limited to Exhibit 5 thereto, and any rules or regulations applicable to the designated TRITEL Premises. TRITEL's use of any Site is limited by this Agreement to the use of: (a) the space upon the Tower Facilities; (b) the Ground Space; (c) the conduit, cable, wiring, etc. to and from the Tower Facilities and to and from the Ground Space; and, (d) the Easements. TRITEL shall not install any other equipment upon the TRITEL Premises, except the equipment described in the SLA, without the prior written consent of CROWN, which consent shall not be unreasonably withheld, delayed or conditioned. It is understood that TRITEL shall have the right at each and every Site, subject to compliance with the terms of this Agreement, to replace the equipment described in a SLA with similar and comparable equipment so long as: (a) there is no greater wind loading, structural loading, size, weight or height; and, (b) the equipment operates at the frequency or range of frequencies designated in the applicable SLA, or at the frequency or range of frequencies identified in TRITEL's current FCC licenses or successor licenses thereto, for the transmission of wireless communications signals at that given Site. It is understood that any such replacement equipment must be frequency compatible with then existing uses of the Site and that any change in frequency shall not interfere with the then existing equipment upon the Site. (The equipment located upon the Tower Facilities as described in the SLA is referred to herein as the "Tower Attachments"). TRITEL must, at TRITEL's sole expense, comply with all laws, orders, ordinances, regulations and directives of applicable federal, state, county and municipal authorities or regulatory agencies including, without limitation, the FCC and the FAA at all Sites. CROWN agrees to cooperate with TRITEL, at TRITEL's expense, in executing such documents or applications required in order for TRITEL to obtain such licenses, permits or other governmental approval needed for TRITEL's permitted use of the Site. Notwithstanding the foregoing, CROWN shall obtain municipal permits necessary for the construction of communications facilities at a Site in accordance with the terms of this Agreement. TRITEL will maintain its equipment at each Site in a reasonable condition, in compliance with FCC and FAA regulations.

         II.C. TERM.

Each SLA pertaining to a Crown Site shall be in effect for an initial term of sixty-four months from the Commencement Date. The term of each particular SLA shall automatically be extended for up to four (4) additional five (5) year terms unless TRITEL terminates a SLA at the end of the then-current term by giving CROWN written notice of the intent to terminate at least six (6) months prior to the end of the then-current term. Notwithstanding the foregoing, if Crown should own or control the Site pursuant to an agreement with a third party ("Prime Lease") that expires or is terminated by its terms before the expiration or termination of an SLA or other authorization provided to TRITEL under this Agreement, then TRITEL's right to use the Site shall expire one day prior to the Prime Lease termination date, provided, however, any termination, non-renewal or expiration of the Prime Lease which occurs as a result of any default, non-renewal or non-conformance by CROWN under the terms of the Prime Lease shall constitute an event of default under the terms of the SLA pursuant to Section II.A.2.i. Any Prime Lease shall be attached to the applicable SLA as Exhibit 4 thereof.

         II.D. FEES.

         II.D.1 COMMENCEMENT OF MONTHLY FEES.

For each Site, TRITEL shall pay a monthly fee in advance, beginning on the date defined and described in Exhibit "C", and continuing every calendar month thereafter for the term of the SLA as may be extended. The Commencement Date for each SLA shall be as defined in Exhibit "C" to this Agreement (the "Commencement Date").

         II.D.2 PAYMENT OF FEES.

Payments shall be made to CROWN when due, or to such other person or entity as CROWN may from time to time designate in writing at least thirty (30) days in advance of the due date of any fee payment. TRITEL shall exercise its best efforts to mark each payment with the SLA Site Identification Number.

         II.D.3 AMOUNT OF MONTHLY FEES, ESCALATIONS.

The monthly fee for each SLA beginning on the Commencement Date shall be as defined in Exhibit "C".

         II.E. TAXES AND ASSESSMENTS.

TRITEL shall pay any increase in taxes or other assessment which are directly attributed to the placement of TRITEL's Equipment upon the TRITEL Premises, including, but not limited to, real estate taxes, levied subsequent to the Commencement Date against the Site as a result of the placement of TRITEL's Equipment upon the Site. CROWN will provide reasonable documentation of real estate taxes or assessments attributable to the improvements, or portions thereof, that are constructed or installed by or on behalf of TRITEL.

         II.F. INTEREST.

Any fee, whether a monthly fee or an additional fee, that is not paid within ten
(10) days of receipt of written notice by TRITEL from CROWN of a failure to pay, may, at CROWN's option, bear interest until paid at the lesser of the rate of [CONFIDENTIAL TREATMENT REQUESTED] per annum or the maximum rate allowed under the laws of the jurisdiction in which the Site is located. If CROWN has sent more than three notices to TRITEL in any calendar year, then subsequent payments in that calendar year which are late will be deemed late and CROWN may claim TRITEL to be in default of this Agreement.

         II.G. ACCESS.

Unless otherwise restricted in accordance with any terms or conditions of the Prime Lease, TRITEL shall have free access during the term of a SLA to a Site twenty-four (24) hours per day, seven (7) days per week. TRITEL acknowledges that the privilege of access is not a Site right and is subject to any restrictions in this Agreement and in reasonable rules and regulation related hereto. TRITEL's access to any Site and the TRITEL Premises will be subject to compliance with all applicable Federal, State or Local safety regulations. Only authorized engineers, employees, agents or properly authorized contractors of TRITEL or persons under their direct supervision ("TRITEL Personnel") will be permitted to enter a Site. In the event of TRITEL Personnel who are performing services or work upon a Site, such TRITEL Personnel shall have in place insurance that is in form and substance reasonably satisfactory to CROWN as provided herein. CROWN will retain ownership of all buildings, fixtures and appurtenances that CROWN installs at any Site, except for TRITEL's Equipment. TRITEL covenants that the removal of any of TRITEL's Equipment performed by TRITEL Personnel and not performed by CROWN will not adversely affect the integrity of any structures, or the condition of the access route, or violate any obligations of CROWN under terms or conditions applicable to the Site, including the SLA.

         II.H. IMPROVEMENTS TO TRITEL PREMISES.

         II.H.1 TRITEL has the right, at TRITEL's sole cost and expense, to erect, maintain, and operate at the Site only that communications equipment specified in the SLA. TRITEL shall require the permission of CROWN at each Site to replace its equipment described in a SLA, which permission shall not be unreasonably withheld, delayed or conditioned. Replacement modifications shall be made by TRITEL: (a) within the TRITEL Premises, (b) to cause no greater wind loading, structural loading, size, weight or height than TRITEL's installation as approved in the SLA, and (c) so that the equipment operates as authorized under TRITEL's then-current FCC Licenses and (d) so that the equipment does not create material interference with any then existing users of the Tower which users have a contractual agreement with CROWN for the use of the Tower and the Site. Prior to commencing any installation or alteration of equipment or improvements at a Site (other than the initial installation authorized under the SLA), TRITEL must obtain CROWN's approval of TRITEL's plans for the work and CROWN's approval of the identity and insurance of any contractor that designs or performs an installation or alteration, or accesses the Site, such approval not to be unreasonably withheld, delayed or conditioned.

         II.I. CROWN'S RIGHT TO CURE DAMAGE.

In the event any construction, maintenance, replacement or operation performed by TRITEL or its designee (which is not performed by CROWN or its designee) materially damages CROWN's equipment, or any other third-party's equipment, at the Site, CROWN may make the repairs and the reasonable costs thereof shall be payable to CROWN by TRITEL within thirty (30) days of written notice thereof.

         II.J. TRITEL LIENS.

TRITEL must keep the Site free from any liens arising from any work performed, materials furnished or obligations incurred by or at the request of TRITEL. If any lien is filed against CROWN'S ownership interest in a Site as a result of the acts or omissions of TRITEL's employees, agents or contractors, TRITEL must discharge or provide a bond or letter of credit for the lien within thirty (30) days after TRITEL receives written notice from CROWN, that CROWN requests that the lien be discharged or provide satisfactory evidence to CROWN that it is contesting the lien in good faith. If TRITEL fails to discharge any lien within such period, then, in addition to any other right or remedy of CROWN, CROWN may, at it's election, discharge the lien by paying the amount claimed to be due, or by obtaining the discharge by deposit with a court or a title company, or by posting adequate bond. TRITEL must pay on demand any reasonable amount paid by CROWN for the discharge or satisfaction of any lien, and all reasonable attorneys' fees and other reasonable legal expenses of CROWN incurred in defending any such action or in obtaining the discharge of such lien, together with all necessary and reasonable disbursements in connection therewith.

         II.K. CROWN LIENS.

CROWN shall keep the Tower Facilities free of all involuntary liens and claims, including without limitation, liens and claims: (a) arising out of or related to the performance of the construction, all liens and claims of any contractor, subcontractor, laborer, mechanic or materialman for labor performed or material furnished in connection with the performance of the construction; (b) liens or claims arising from taxes or assessments, except for liens for taxes or assessments which are not yet due and payable; or, (c) liens or claims which may impair TRITEL's interest. Notwithstanding the foregoing, CROWN may encumber the Tower Facilities with a lien or mortgage as surety for construction or permanent financing.

         II.L. INTERFERENCE.

TRITEL acknowledges that CROWN is not a licensee of the FCC for purposes of regulatory compliance of TRITEL Equipment at the Site, and that TRITEL shall take full responsibility for registration, notice and renewal requirements of the FCC pertaining to TRITEL Equipment, if any, and shall not rely on CROWN to perform any such regulatory obligations related to the TRITEL Equipment except as expressly agreed to in this Agreement. TRITEL agrees to have installed transmitting and receiving equipment of the type and frequency which will not cause measurable interference as defined by the FCC to any Present User of a communications facility at the Site whose equipment is properly tuned and operating. A "Present User" shall be defined as a telecommunications provider licensed by the FCC which is located on the Tower Facility at the Site and has entered into a written contractual agreement with CROWN for the occupancy of space upon the Tower Facility as of the Commencement Date of each SLA and is specifically identified in the SLA. In the event that TRITEL's equipment causes measurable interference with any Present User whose equipment is properly tuned and operating, TRITEL shall take all steps necessary to correct and eliminate the interference within forty-eight (48) hours of the notice of such interference by CROWN via facsimile, or via another notice defined in this Agreement, to TRITEL's Director of Network Engineering. CROWN agrees that any future users of the Site will have installed transmitting and receiving equipment of the type and frequency which will not cause measurable interference to TRITEL. If any user of the Site causes measurable interference to TRITEL, CROWN shall cure that measurable interference within forty-eight (48) hours of written notice (which may be telecopier notice in addition to any other forms of notice under this Agreement) from TRITEL. TRITEL will reasonably cooperate with CROWN and any user to help eliminate Measurable Interference provided that reasonable cooperation shall include the expenditure of time and not the expenditure of money.

         II.M. INDEMNIFICATION.

TRITEL shall defend, indemnify and hold CROWN and all subsidiary companies and affiliates, harmless against any claim of liability or loss from bodily injury and/or property damage resulting from or arising out of TRITEL's use of or access to any Site, including but not limited to any claim of liability or loss associated with any Environmental Hazards as defined in this Agreement, by TRITEL, its subcontractors, servants or agents, excepting, however, to the extent such claims or damages may be caused by the gross negligence or willful misconduct of CROWN, its subcontractors, contractors, employees, officers, directors, representatives or agents. If CROWN is made a party to or threatened with any claim or litigation commenced against third parties by TRITEL or brought by third parties against TRITEL, then TRITEL shall protect and hold CROWN harmless and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by CROWN in connection therewith. TRITEL furthermore agrees to hold harmless CROWN from any claims of TRITEL, it agents, assigns, subsidiaries or affiliates, arising out of the acts or omissions of TRITEL's invitees at any Site. With regard to said defense and indemnification, CROWN may choose, upon sixty (60) days written notice to TRITEL, to maintain separate legal counsel for its defense at TRITEL's cost (which cost shall be reasonable) in lieu of representation by TRITEL.

         CROWN shall indemnify and hold TRITEL and all subsidiary companies and affiliates harmless against any claim of liability or loss from bodily injury and/or property damage resulting from or arising out of CROWN's interest in, use, management or licensing or leasing of the Site, including but not limited to any claim of liability or loss associated with any Environmental Hazards as defined in this Agreement, excepting, however, except to the extent such claims or damages may be due to or caused by the gross negligence or willful misconduct of TRITEL, or its subcontractors, servants or agents. If TRITEL is made a party to or threatened with any claim or litigation commenced by or against CROWN for any of the above reasons, then CROWN shall protect and hold TRITEL harmless and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by TRITEL in connection therewith. CROWN furthermore agrees to indemnify, defend and hold harmless TRITEL as a result of construction or operation by CROWN's invitees if CROWN fails to enforce its agreements with such invitee or otherwise pursue its rights or fails to impose upon and enforce standard industry practices with respect to such invitees. With regard to said defense and indemnification, TRITEL may choose upon sixty (60) days written notice to CROWN, to maintain separate legal counsel for its defense at CROWN's cost (which cost s hall be reasonable) in lieu of representation by CROWN.

         II.N. INSURANCE.

         CROWN and TRITEL shall each maintain at their expense throughout the term of this Agreement, "All Risk" property insurance which insures in the case of CROWN, the Tower

Facilities and the Site, and in the case of TRITEL, the TRITEL Equipment, for its full replacement cost. CROWN and TRITEL shall each maintain at their expense throughout the term of this Agreement and each SLA, comprehensive general liability insurance with a combined single limit of five million dollars ($5,000,000.00) for bodily injury and property damage. Coverage shall include Independent Contractors Liability. Such coverage may be met in part by excess coverage insurance as reasonably approved by CROWN or TRITEL as may be applicable. At execution of this Agreement, each party shall provide to the other a certificate of insurance evidencing the other party as an additional insured and which shall contain a provision for thirty (30) day notice to the other party of cancellation or material change. Each party shall also maintain Auto Liability insurance in an amount no less than one million dollars ($1,000,000.00) combined single limit for bodily injury and/or property damage. Each party must also maintain statutory Workers' Compensation Insurance and Employee's Liability for the statutory limit but in no event less than one million dollars ($1,000,000.00). The amount of the insurance limits identified above shall be increased on every fifth anniversary of the date of this Agreement in accordance with then existing industry standards.

         All insurers must be licensed to do business in the jurisdiction where the respective Sites are located. The provision of insurance required in this Agreement shall not be construed to limit or otherwise affect the liability of the parties to each other hereunder.

         Except as restricted by applicable workers' compensation laws, the parties hereby waive any and all rights of action for negligence against the other which may hereafter arise on account of damages to the TRITEL Premises or Site resulting from any fire, or other casualty of the kind covered by standard fire and casualty insurance policies, regardless of whether or not, or in what amounts, such insurance is now or hereafter carried by the parties, or either of them provided that such releases shall be effective only if and to the extent that the same do not diminish or adversely affect the coverage under such insurance policies. TRITEL and CROWN shall each obtain a waiver of subrogation from their respective insurance companies in which said insurance companies also waive their respective rights to recover.

         II.O. SURRENDER OF PREMISES.

         Upon termination or expiration of this Agreement or an SLA, TRITEL shall, within forty-five (45) business days remove all installations and improvements made by TRITEL to the Site (or Sites), including but not limited to any equipment shelter installed at the Site. TRITEL shall restore the TRITEL Premises to its original condition, reasonable wear and tear, casualties and permanent fixtures such as pads and utilities excepted, within forty-five (45) days of expiration or termination of the SLA or Agreement. If such time for removal causes TRITEL to remain on the Site after termination of this Agreement or the applicable SLA through no fault of or cause by TRITEL, the monthly fee shall be increased to one and one-half times the then-existing fee until such time as the removal of all equipment is completed. Nothing in this provision shall be construed as providing TRITEL the right to hold over.

         II.P. COVENANTS AND WARRANTIES.

         II.P.1 CROWN. CROWN warrants, with respect to each particular SLA that:

         a: CROWN holds good and marketable title to its interest in the Site, the Easements, and the Tower Facilities including, but not limited to, an interest in the land on which the Site is located, has a right of access thereto, and has the authority to issues a valid SLA to TRITEL;

         b: CROWN will not permit or suffer the installation and existence of any other improvement upon a Site if such improvement materially interferes with the transmission or reception by TRITEL's authorized communications equipment from a TRITEL Premises;

         c: With regard to Sites at which Tower Facilities have been built by CROWN, a Phase I environmental survey has been completed at the Site, which survey shall be provided to TRITEL and, based on the representations therein, CROWN has no knowledge of any Environmental Hazards as defined herein or the violation of any Environmental Laws and CROWN has received no other information or notice which would indicate the presence of Environmental Hazards upon CROWN Site or the violation of any Environmental Laws in connection with CROWN Site; and,

         d: CROWN will keep, at CROWN's expense, the Tower Facilities and Site for which TRITEL has executed an SLA in good repair and in as good a condition as such Site is required to be maintained by the Prime Lease and as required by law and applicable federal, state and local (and any other applicable) laws, rules, orders, codes and regulations, and said Tower Facility shall comply with rules and regulations enforced by the FCC and FAA with regard to the lighting, marking and painting.

         II.P.2 TRITEL. TRITEL warrants, with respect to each particular SLA that:

         a: TRITEL will maintain the antennas, transmission lines and other appurtenances in proper operating condition and maintain same as to appearance and safety common to the industry; and,

         b: All installations and operations by TRITEL in connection with this Agreement shall meet with all applicable rules and regulations of the FCC and all applicable state and local codes and regulations. CROWN specifically assumes no responsibility for the licensing, operation and/or maintenance of TRITEL's radio equipment, except to the extent that CROWN installs or repairs such radio equipment upon the Tower Facilities.

         II.Q. CASUALTY.

If there is a casualty to a structure on any Site on which TRITEL Equipment is located, CROWN must within ninety (90) days of said casualty repair or restore the structure. Upon completion of such repair or restoration, TRITEL is entitled to reinstall TRITEL's communications equipment. The fees identified in this Agreement shall be reduced to one half during the period such Tower Facility is damaged and is being repaired and/or restored. In the event such repairs or restoration will reasonably require more than ninety (90) days to complete, TRITEL is entitled to terminate the applicable SLA upon thirty (30) days prior written notice to CROWN. TRITEL shall be entitled to place and install a temporary communications facility upon CROWN Site during the period of such damage, repair and restoration. The location of the temporary facility shall be approved by CROWN so as to not interfere with the reconstruction of the replacement structure.

         II.R. CONDEMNATION.

If there is a condemnation of a Site, including without limitation a transfer of the Site by consensual deed in lieu of condemnation, then the SLA for the condemned Site will terminate upon the earlier of the date that a transfer of title to the condemning authority occurs or, in the event that TRITEL's Equipment must be removed prior to that date, the date that TRITEL's Equipment is removed from the Site, without further liability to either party under this Agreement or the SLA. TRITEL is entitled to pursue a separate condemnation award for TRITEL's communications equipment and its interest in the Site from the condemning authority.

         II.S. ENVIRONMENTAL MATTERS.

         CROWN represents and warrants that CROWN will obtain a Phase I review of each Crown Site. Based on said Phase I Review, and no other examination or study of any Site by CROWN, CROWN represents and warrants that it has no knowledge of an Environmental Hazard at CROWN Site or violation of any Environmental Law at CROWN Site, except as stated in the Phase I and that CROWN has received no other information or notice which would indicate the presence of Environmental Hazards upon CROWN Site or the violation of any Environmental Laws in connection with CROWN Site. TRITEL shall not be required to remediate any Environmental Hazards located at any Site unless TRITEL or TRITEL's officers, employee, agents or contractors placed or caused the Environmental Hazards on the Site. Neither CROWN nor TRITEL will bring to, transport across or dispose of any Environmental Hazards on any Site. TRITEL's use or disposal of any hazardous substances constituting Environmental Hazards must comply with all applicable laws, ordinances and regulations governing such use.

The term "Environmental Hazards" means hazardous substances, hazardous wastes, pollutants, asbestos, polychlorinated biphenyl (PCB), petroleum or other fuels (including crude oil or any fraction or derivative thereof) and underground storage tanks or any other substance identified as hazardous in any federal, state or local or municipal law, rule, order or regulation (excluding radio frequency or wireless emissions contemplated under this Agreement or emissions related thereto). The term "Environmental La shall mean any law, regulation, rule, order or code enacted by any federal, state, municipal or local governmental entity regarding or relating to Environmental Hazards (excluding radio frequency or wireless emissions contemplated under this Agreement or emissions related thereto). This Section shall survive termination of the Agreement and any particular SLA.

         II.T. UTILITIES.

         TRITEL will be responsible for subscribing to utility services and timely payment for all utility services, including taxes or assessments thereon, provided to TRITEL at CROWN Site. To the extent possible in fact and by law, CROWN will separately submeter electrical service at each CROWN Site, as described in Section 3 of Exhibit "F" of the Agreement. TRITEL shall pay for the cost of all equipment reasonably required to energize its equipment at a Site. Should CROWN and TRITEL, in their reasonable discretion, provide electrical or telephone service to TRITEL at a Site, CROWN shall notify TRITEL of its pro-rata share of the cost of said service, and the cost shall be treated as additional rent under this Agreement at no additional expense to TRITEL. Should TRITEL not timely remit the charges for said service to CROWN, a late payment penalty equal to that as charged by the applicable utility company against the account of CROWN for such delinquency shall be charged to TRITEL. Any emergency electrical supply provided by CROWN to TRITEL shall be by separate agreement of the parties. CROWN shall have no obligation to TRITEL for the condition of, or maintenance to, utility poles, lines or conduits, except with regard to CROWN's installation of same.

         II.U.ACCESS.

         CROWN shall maintain the Easements in good repair and condition, in such condition that the Easements are required to be maintained by the underlying grants of the easements and in compliance with all rules, laws, regulations and orders of any governmental entity. TRITEL, its employees, and agents, shall not damage the condition of the access road to any Site, including but not limited to damage caused by the size, weight or type of vehicle used by TRITEL, its employees or agents, when traversing a road, or travel across an access road during or after weather conditions that have impaired the condition of the road. For any damage to the road that CROWN is reasonably able to demonstrate was caused by TRITEL, CROWN shall repair the damage and be entitled to charge to TRITEL as additional rent the reasonable cost of said repair. TRITEL shall be subject to all security requirements applicable to a Site and provided to TRITEL in writing, including but not limited to those rules provided in Exhibit H.

         II.V. COMPLIANCE WITH FCC RADIO FREQUENCY RADIATION REQUIREMENTS.

         II.V.1 TRITEL's Installation or Modification of Equipment at the Sites. If TRITEL's installation or modification of equipment at ANY Site would put any existing user of the Site into non-compliance with the FCC's exposure limits for radio frequency radiation, then (a) in the event that such non-compliance can be cured by limiting the general public's access to the Site, then TRITEL shall pay all costs associated with limiting access to the Site prior to making such installation and/or modification; or, (b) in the event such non-compliance can be cured by modifying the equipment of existing users of the Site, and such users consent to such modifications, TRITEL shall pay all costs associated with making such modifications. CROWN shall require all subsequent users of the Site to agree to a substantially similar provision as this provision.

         II.V.2 Future Cooperation. In the event that future installations and/or modifications proposed by third parties would put any user of a Site into non-compliance with the FCC's exposure limits for radio frequency radiation and cannot be cured by limiting access to the Site, TRITEL shall not unreasonably withhold its consent, when requested by CROWN, to modify its equipment so long as all costs associated with making such modifications to TRITEL's equipment are borne by the party proposing such installation and/or modification and such modification does not materially alter or interfere with the TRITEL Equipment or TRITEL's wireless communications network. TRITEL further agrees that in the event that there is any change to applicable rules, regulations and procedures governing radio frequency radiation which put the Site into non-compliance with the FCC's or any other governmental agency's exposure limits for radio frequency radiation, TRITEL will cooperate with CROWN and other users of the Site to bring the Site into compliance, which cooperation shall include but not be limited to sharing pro rata the costs associated with bringing the Site into compliance. Notwithstanding anything contained in II.V.1 and II.V.2, the rights of any subsequent tenant, licensee, occupant or user shall be subordinate to the rights of TRITEL in the event that all parties cannot reach an agreement regarding compliance.

     II.V.3 Protection of Workers. TRITEL agrees to reduce power or suspend operation if necessary and upon reasonable notice to prevent possible overexposure of workers or the public to RF radiation. In the event that such reduction or suspension causes a material reduction or impairment in service and/or impairs in building coverage and the coverage objectives of TRITEL to the applicable communications facility at the applicable Site for a period of ten
(10) days or more, TRITEL shall have the right to terminate the applicable SLA, in addition to any other remedies it may have.

         II.V.4 Obligations of CROWN. CROWN agrees not to permit any subsequent installation and/or modification on or to the Site if such installation and/or modification would put any user of the Site into non-compliance with the FCC's exposure limits for radio frequency radiation. CROWN further agrees to limit access to the general public in areas where the FCC's exposure limits are exceeded and agrees to post appropriate signs warning the general population of such limited access.

         II.V.5 Mutual Certifications. CROWN and TRITEL each certifies to the other that (a) it has adopted (or is in the process of adopting) a safety plan for its employees and subcontractors working in the vicinity of each Site to ensure that no such person is exposed to RF emissions in excess of the limits specified by the FCC; (b) it has distributed (or will distribute) the safety plans to its employees and subcontractors who have the potential to be exposed to RF emissions in excess of FCC prescribed limits; and, (c) its employees and subcontractors have been directed to comply with the safety plans of TRITEL and CROWN.

         III. CONSTRUCTION OF TOWER FACILITIES

         III.A. COVENANT TO CONSTRUCT. Construction of the Tower Facilities shall be the responsibility and obligation of CROWN. CROWN shall be responsible for the costs and construction of the Tower Facilities. CROWN shall construct the Tower Facilities in accordance with and substantial compliance with the Plans and Specifications and all rules, regulations, laws, and orders of any governing body, local, state or federal. CROWN shall obtain all necessary permits and approval of the Plans and Specifications from all applicable governmental agencies.

         III.B. APPROVAL OF PLANS AND SPECIFICATIONS.

         III.B.1 In the event that TRITEL has obtained plans for the construction of ("Plans") and specifications for the construction of (the "Specifications") the Tower Facilities, TRITEL shall deliver to CROWN the Plans and Specifications for the Tower Facilities within ten (10) days of the complete execution of the Assignment. In the event that CROWN does not approve the Plans and Specifications or modifies the Plans and Specifications, CROWN shall deliver detailed written objections to the Plans and Specifications within five (5) days of the receipt of the Plans and Specifications or CROWN shall prepare and deliver to TRITEL for approval by TRITEL three copies of any modifications to the Plans and Specifications. Any modifications to the Plans and Specifications for each Tower Facility shall be delivered to TRITEL within fifteen (15) days of the delivery of the Plans and Specifications to CROWN. If no objection or modified Plans and Specifications are delivered to TRITEL within the above-referenced time periods, the Plans and Specifications shall be deemed approved. Within ten (10) days after receipt of the modified Plans and Specifications, TRITEL shall approve such modified Plans and Specification or deliver to CROWN detailed written objections thereto. If TRITEL fails to either affirmatively approve or disapprove the modifications to the Plans and Specifications proposed by CROWN within the ten (10) day period, TRITEL shall be deemed to have effectively approved the Plans and Specifications.

         III.B.2 In the event that TRITEL has not obtained Plans and Specifications for the Tower Facility, CROWN shall have Plans and Specifications for the Tower Facility prepared, designed and delivered to TRITEL within the time frames described in Exhibit "C", or in the event there is no Assignment, then also within the time frames described in Exhibit "C". Within ten (10) days of receipt of the Plans and Specifications, TRITEL shall approve the Plans and Specifications or deliver to CROWN detailed objections thereto. If TRITEL does not affirmatively approve or disapprove the Plans and Specifications within such ten (10) day period, TRITEL shall be deemed to have approved the Plans and Specifications.

         III.B.3 Notwithstanding the foregoing, in the event that any federal, state or local governmental body, requires CROWN or TRITEL to modify the Plans and Specifications to obtain a Governmental Approval, TRITEL or CROWN may modify the Plans and Specifications provided that the other party approves such modification, such approval not to be unreasonably withheld, delayed or conditioned.

         III.C. COMMENCEMENT OF CONSTRUCTION.

         III.C.1 CROWN shall commence construction of the Tower Facility within those dates in accordance with Exhibit "C". CROWN shall complete the construction of each individual Tower Facility within those dates also indicated in Exhibit "C". CROWN shall have no obligation to commence construction of the Tower Facilities unless and until a SLA has been executed by TRITEL for that Tower Site. The commencement of construction and the completion of construction of each Tower Facility shall be subject to delays from substantial labor disputes, fire, unusual delay in deliveries not caused by or contributed to by CROWN or its contractors, abnormal adverse weather conditions not reasonably anticipated, or government actions or inactions not caused or contributed to by CROWN, or other unavoidable casualties or similar causes beyond reasonable control of CROWN or CROWN's contractor or for time needed to perform additional construction covered by any change order requested by TRITEL. Notwithstanding the foregoing, TRITEL and CROWN may negotiate and agree upon a different schedule for the completion of the Tower Facilities in each TRITEL Market.

         III.D. SELECTION OF CONTRACTOR.

         Prior to the commencement of construction of a Tower Facility under this Agreement, CROWN shall provide TRITEL with the names of the contractors it proposes to use for the construction of the Tower Facility. TRITEL may, in its reasonable discretion and within five (5) days of receipt of this information, object to the use of a specific contractor on a Tower Facility.

         III.E. MANNER OF CONSTRUCTION.

         III.E.1 CROWN represents, warrants and agrees that the Tower Facilities shall be constructed in a good and workmanlike manner and in accordance with the Plans and Specifications and all applicable federal, state and local laws, ordinances, rules and regulations and shall be of good quality, free from faults and patent defects. CROWN warrants to TRITEL that all materials furnished in connection with the construction of the Tower Facilities will be new unless otherwise specified, and of good quality, and that such construction will be of good quality in accordance with industry standards, free from faults and patent defects.

         III.E.2 CROWN shall supervise and direct the work on the Tower Facilities (the "Work"), using CROWN's best skill and attention. CROWN shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work on the Tower Facilities under this Agreement.

         III.E.3 Unless otherwise provided in this Agreement, CROWN shall provide and pay for labor, materials (again, as except as otherwise provided in this Agreement), equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for the proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

         III.E.4 CROWN shall enforce strict discipline and good order among the employees and other persons carrying out this Agreement. CROWN shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

         III.E.5 Except as otherwise provided for in this Agreement, CROWN shall pay sales, consumer, use, and other similar taxes regarding the Tower Facilities, the construction and leasing thereof, and shall secure and pay for any permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work.

         III.E.6 CROWN shall keep the Tower Facilities and surrounding area free from accumulation of waste materials or rubbish caused by operations under this Agreement. At completion of the work CROWN shall remove from and about the Tower Facilities waste materials, rubbish, tools, construction equipment, machinery and surplus materials.

         III.E.7 CROWN shall provide TRITEL (and its employees, agents and contractors) access to the Work in preparation and progress wherever located, provided that such access shall not interfere with the Work.

         III.E.8 CROWN shall pay all royalties and license fees; shall defend suits or claims for infringement of patent rights and shall hold TRITEL harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by TRITEL unless CROWN has reason to believe that there is an infringement of patent.

         III.E.9 Except for supervision of TRITEL personnel, CROWN shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Agreement.

         Again, except for supervision of TRITEL personnel, CROWN shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

         III.E.9.a. CROWN's employees and contractors on the Work, the Tower Facilities or the Site and other persons who may be affected thereby;

         III.E.9.b. the Work, the Tower Facilities, the Site and materials and equipment to be incorporated therein; and

         III.E.9.c. other property at the Site or adjacent thereto.

         III.F. NO LIENS.

         CROWN shall keep the Tower Facilities free of all involuntary liens and claims, including without limitation, liens and claims (1) arising out of or related to the performance of the construction, all liens and claims of any contractor, subcontractor, laborer, mechanic or materialman for labor performed or material furnished in connection with the performance of the construction;
(2) liens or claims arising from taxes or assessments, except for liens for taxes or assessments which are not yet due and payable; or (3) liens or claims which may impair TRITEL's interest. Notwithstanding the foregoing, CROWN may encumber the Tower Facilities with a lien or mortgage as surety for construction or permanent financing, provided that such lender enters into a reasonably satisfactory non-disturbance agreement with TRITEL, such form agreement being attached hereto as Exhibit "D".

         III.G. NOTIFICATION OF COMPLETION.

         CROWN shall notify TRITEL of the date when the Tower Facilities and the installation of the TRITEL Equipment have been substantially completed by delivery of a notice in substantially the same form attached hereto as Exhibit "E" ("Notice of Completion"). Within fifteen (15) days after the Notice of Completion, TRITEL may inspect the Site, the Tower Facilities and the TRITEL Equipment and conduct any testing it deems reasonably necessary, including without limitation sweep tests and ground tests or review of sweep tests and ground tests performed by CROWN, and TRITEL shall deliver to CROWN a Punch List. The Tower Facilities (but not the installation of the TRITEL Equipment) shall be deemed accepted by TRITEL if a Punch List is not received by CROWN within fifteen (15) days of the date of Notice of Completion. In the event that TRITEL submits a Punch List to CROWN, CROWN shall commence curing such defects within fifteen (15) days of receipt of that Punch List and diligently pursue completing such curing until satisfactory to TRITEL. TRITEL shall not be deemed to have accepted the Tower Facilities or the TRITEL Equipment as complete until completion of all items on the Punch List, such acceptance being established by TRITEL providing to CROWN a "Final Site Acceptance Letter" indicating TRITEL's satisfaction with CROWN's work and acceptance of the Site as delivered by CROWN to TRITEL.

         III.H. CROWN shall deliver to TRITEL red-lined, record drawings (i.e., unstamped) of the Site, the Easements and the Tower Facilities which show, among other things, the location of the Site, the location of the Easements (including telephone and electricity) and the location of the Tower Facilities after they have been constructed upon or to the Tower Site, within twenty (20) days of TRITEL's acceptance of the Site.

IV. SITE DEVELOPMENT SERVICES

         INSTALLATIONS OF ANTENNA SYSTEMS ON CROWN SITES.

         IV.A. SERVICE. The Site shall be developed by CROWN for the use of TRITEL in accordance with the requirements for development attached as Exhibit "F". TRITEL shall pay to CROWN for its development of any Site consistent with the services described in Exhibit "F" a charge as defined in Exhibit "C".

         IV.B. SITE PROJECT MANAGER. As stated in Exhibit "F", CROWN shall identify a Site Project Manager for each new-construction Site. The Project Manager shall have responsibility for coordination and supervision of all construction activities for the Site.

         IV.C. TRITEL RIGHT TO SOLICIT BIDS. Once during each year of this Agreement, and during the first year of this Agreement within ninety (90) days of the execution of this Agreement, TRITEL may solicit bids from other duly licensed and qualified telecommunications contractors for the installation of TRITEL Equipment upon the Tower. Such telecommunications contractors must meet or exceed the financial, quality, and delivery standards which CROWN requires of its contractors or subcontractors, must be offered a scope of service similar to that provided to CROWN, and must have working knowledge of and be familiar with local, industry costs associated with performing such work. In the event that any of the three (3) bids for the same scope of work is less than CROWN's fee as described in Exhibit "F", TRITEL may deliver a copy of the bid to CROWN, at which time CROWN must elect to either match the bid amount or consent to the installation of TRITEL Equipment upon the Tower Facilities by the lower bidder.

         IV.D. CROWN RIGHT TO REJECT SITE DEVELOPMENT SERVICES. In the event that CROWN elects not to perform the Site Development Services, CROWN may do so by giving TRITEL written notice of its election not to provide Site Development Services for the Applicable Tower Site no later than ten (10) days after the date that CROWN has delivered all of the Pre-Development Information for the Applicable Tower Site to TRITEL, but in any event, prior to the time that CROWN commences construction upon the Applicable Tower Site.

         IV.E. SITE AUDIT FEE. In the event that an installation or modification to the Site is performed by a company or individual other than CROWN or its subcontractor as a result of the foregoing bidding procedures, or otherwise TRITEL shall pay to CROWN a site audit fee of [CONFIDENTIAL TREATMENT REQUESTED]. The installation of any cabinet or shelter or any equipment related to or equipment or materials to be installed in or related to a cabinet or shelter shall not require the payment of any additional fee. All of TRITEL's installation and alteration work which is not performed by CROWN must be performed at TRITEL's sole cost and expense, in a good and workmanlike manner, using the care and skill ordinarily used by members of the profession practicing under similar conditions at the same time and in the same geographic area.

         IV.F. STRUCTURAL INTEGRITY. Notwithstanding the foregoing, for any structural alterations or modifications of the improvements on a Tower on a CROWN Site subsequent to the initial installation of TRITEL Equipment upon the Tower and the Site, TRITEL must engage a structural engineer approved by CROWN on a project-by-project basis, such approval not to be unreasonably withheld, delayed or conditioned to establish that the alteration or modification will not impair the structural integrity of the Tower or the necessary additions and modifications to the Tower to accommodate such alteration or modification. Site installations and material alterations must not adversely affect the structural integrity of improvements upon the Tower at the Site including any structure on or in use at the Site. No materials may be used in the installation of the antennas or transmission lines that will cause corrosion or rust or deterioration of the Tower structure or its appurtenances.

         V. TRITEL RIGHT TO COMPLETE CONSTRUCTION

         In the event that CROWN fails to perform or observe any term, covenant, provision or obligation to commence or complete construction in the periods provided in sections III or IV of this Agreement and/or Exhibit "C" or "T" to this Agreement, and any schedule, attachment or agreement related thereto which failure is not corrected or cured by CROWN within five (5) days of receipt by CROWN of written notice from TRITEL (by telecopier or any other notice provided in this Agreement) of the existence of such a default, without waiving any other right or remedy, TRITEL shall have the right to complete construction of or cause the completion and installation of the construction of the Tower Facilities and construction and installation of the TRITEL Equipment without further notice to or consent of (or payment of any audit fee) to CROWN.

         TRITEL shall have the right to hire or retain any contractor it shall so choose to complete the construction and installation of the Tower Facilities and construction and installation of the TRITEL Equipment in such event CROWN and its employees, contractors, subcontractors, agents and representatives shall provide TRITEL and its employees, agents, representatives, contractors and subcontractors free, unobstructed, complete and open access to the Site and the Easements to complete construction of the Tower Facilities, TRITEL's Equipment and anything related thereto. In addition to any other claims, damages or remedies which TRITEL may have, CROWN shall reimburse TRITEL for the reasonable cost actually incurred for the construction or completion of construction of the Tower Facility and any items related thereto.

VI. DEFAULT AND REMEDIES.

         VI.A. TRITEL DEFAULTS

The occurrence of any one or more of the following events constitutes an "event of default" by TRITEL under this Agreement:

1. If TRITEL fails with respect to any Site to pay any fee or other sums payable by TRITEL to Crown within ten (10) business days of written notice of failure to make such payment;

2. Breach by TRITEL of any representation, obligation, warranty or covenant set forth in this Agreement including any SLA, with the exception of the non-payment of any fee or other sums by TRITEL, which is not cured within thirty (30) days of receipt of written notice except where TRITEL commences the cure within such thirty (30) day period and thereafter continuously and diligently pursues and completes such cure; in which event the 30-day cure shall be extended as reasonably necessary to permit TRITEL to complete the cure;

3. If any petition is filed by or against TRITEL under any section or chapter of the present or any future federal Bankruptcy Code or under any similar law or statute of the United

         States or any state thereof, and such petition is not dismissed within sixty (60) days after the filing thereof;

4. If a receiver, custodian or trustee is appointed for TRITEL or for any of the assets of TRITEL located at a Crown Site, and such appointment is not vacated within sixty (60) days of the date of appointment;

5.       if TRITEL makes a transfer in fraud of creditors;

6. If TRITEL's equipment causes interference as described in this Agreement and said interference is not timely corrected by TRITEL as provided herein;

7. If TRITEL fails to notify CROWN of any replacement or modification of TRITEL Tower Attachments or of any Site; or

8. If TRITEL fails to abide by installation and security requirements applicable to a Site at a Crown Site.

         CROWN acknowledges and agrees that an event of default under the terms of any SLA shall constitute an event of default under that applicable SLA, but shall not constitute an event of default under any other SLA or this Master License; provided however an event of default under sections VI.A.3, 4 or 5 or an event of default under thirty-five percent (35%) of the SLAs at any time at the option of CROWN may also constitute an event of default under this Master License and all SLAs.

         VI.B. CROWN'S REMEDIES.

         If an event of default occurs, CROWN (without notice or demand except as expressly required above) may terminate the applicable SLA, in which event TRITEL will immediately surrender the TRITEL Premises to CROWN and all obligations of CROWN to TRITEL under the SLA will terminate. TRITEL will be liable to CROWN for damages equal to the total of:

1. The actual costs of recovering the TRITEL Premises and terminating the SLA;

2. The fees earned by CROWN as of the date of termination, plus interest thereon from the date due until paid;

3. For a breach of any SLA, the amount of any fees and other benefits that CROWN would have received under the applicable SLA for the remainder of the term under the applicable SLA; and for the breach of this Agreement, escalation of all fees due or reasonably likely to be due under the terms and conditions of the SLA including but not limited to site acquisition fees and development fees anticipated hereby; provided however, TRITEL does not waive any claim or right to require CROWN to mitigate its damages under the SLA and/or this Agreement.

4. All other sums of money and damages owing by TRITEL to CROWN under the applicable SLA.

          CROWN may elect any one or more of the foregoing remedies with respect to the applicable SLA.

         VI.C. CROWN'S DEFAULT.

         The occurrence of any one or more of the following events constitute an "Event of Default" by CROWN under this Agreement.

1. If CROWN fails with respect to any Site to pay any sums payable by CROWN under the terms of this Agreement or any Prime Lease within ten
         (10) business days of written notice of failure to make such payment;

2. Breach by CROWN of any representation, obligation, warranty or covenant set forth in this Agreement including any SLA, with the exception of the non-payment of any fee or other sums by CROWN which are provided for in VI.C.1, which is not cured within thirty (30) days of receipt of written notice except where CROWN commences the cure within such thirty
         (30) day period and thereafter continuously and diligently pursues and completes such cure; in which event the 30-day cure shall be extended as reasonably necessary to permit CROWN to complete the cure;

3. If any petition is filed by or against CROWN under any section or chapter of the present or any future federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof, and such petition is not dismissed within sixty (60) days after the filing thereof;

4. If a receiver, custodian or trustee is appointed for CROWN or for any of the assets of CROWN located at a Crown Site, and such appointment is not vacated within sixty (60) days of the date of appointment;

5.       If CROWN makes a transfer in fraud of creditors;

6. If this Agreement or any interest herein, any SLA or any CROWN Site or any Premises are executed upon and such execution or attachment is not dismissed, released or removed within thirty (30) days of the execution or attachment; or

7. If any lien is imposed upon the Tower Facilities or CROWN Site except as may be expressly authorized by this Agreement or an attempt by CROWN or anyone claiming through CROWN to encumber TRITEL's interest in the Tower Facilities or CROWN Site and such lien or encumbrance is not dismissed, released or removed within thirty (30) days of such imposition or attempt; or

8. If any other party's equipment causes interference as described in this Agreement and said interference is not timely corrected by CROWN as provided herein.

         TRITEL and CROWN acknowledge and agree that an event of default under the terms of any SLA shall constitute an event of default under that applicable SLA, but shall not constitute an event of default under any other SLA or this Master License, provided, however, an event of default under sections VI.C.3, 4 or 5 or an event of default under thirty-five percent (35%) of the

SLAs at any time, at the option of TRITEL, shall constitute an event of default under this Master License and all SLAs.

         VI.D. TRITEL'S REMEDIES

         If an event of default occurs TRITEL without notice or demand except as expressly required above) may, in addition to any other remedy available at law or in equity, at TRITEL's option:

1. Terminate the applicable SLA, without waiving the right to sue for damages; or

2.       Make and claim for and/or sue for damages; or

3. Incur any expense reasonably necessary to perform the obligation of CROWN specified in such notice and invoice CROWN for the actual and reasonable expenses, together with interest as set forth herein from the date named. Any invoice shall be accompanied by documentation reasonably detailing actual expenses.

          All of the remedies provided in this Agreement or in any other SLA or at law or in equity are cumulative and TRITEL may exercise such remedies concurrently or sequentially in such order as it may choose.

VII. GENERAL PROVISIONS

         VII.A. MUTUAL REPRESENTATIONS REGARDING EXECUTION. Each party represents and warrants to the other party:

         a: It has full right, power and authority to make this Agreement and to enter into the SLAs;

         b: This Agreement and the performance thereof do not violate any laws, ordinances, restrictive covenants, or agreements under which the party is bound;

         c: Each party is qualified to do business and carries any necessary licenses for operation required under this Agreement in any states in which the Sites are located; and

         d: All persons signing on behalf of such party were authorized to do so by appropriate corporate action.

         VII.B. NO BROKERS.

         CROWN and TRITEL represent to each other that neither has had any dealings with any real estate brokers or other brokers or agents in connection with this Agreement.

         VII.C. ENTIRE AGREEMENT.

         It is agreed and understood that this Agreement, including all SLAs and Exhibits, contain all the agreements, promises and understandings between CROWN and TRITEL and that no verbal or oral agreements, promises or understandings shall be binding upon either CROWN or TRITEL in any dispute, controversy or proceeding at law, and any addition, variation or modification to this Agreement shall be void and ineffective unless made in writing signed by the parties.

         VII.D. GOVERNING LAW.

         The laws of the state where the Site is located shall govern this Agreement.

         VII.E. ASSIGNMENT.

         VII.E.1 This Agreement may not be sold, assigned or transferred, in whole or in part, by TRITEL without prior approval or consent of CROWN, which approval shall not be unreasonably withheld, delayed or conditioned; provided, however, that TRITEL may assign its interest in this Agreement to any party that is its parent company or a subsidiary, or to any successor-in-interest or entity acquiring 51% or more of its stock. It is understood that any such assignment shall relieve and release TRITEL of its obligation to perform this Agreement, provided that such assignee assumes and agrees to be bound by all of the terms, conditions, covenants and obligations of TRITEL under this Agreement. As to other entities, this Agreement may not be sold, assigned or transferred, in whole or in part, without the written consent of CROWN, for any purpose, which consent may be not be unreasonably withheld, delayed or conditioned.

         VII.E.2 Notwithstanding anything else contained herein, TRITEL may, without notice or consent of CROWN, pledge, mortgage, convey by deed of trust or security deed, assign, create a security interest in, or otherwise execute and deliver any and all instruments for the purpose of securing bona fide indebtedness all or any part of TRITEL's interest in this Master License, any SLA, any TRITEL Premises, TRITEL Equipment and/or all or any portion of TRITEL's right, title, and interest in and to any and/or all of Tower Facilities, CROWN Site or the Easements. Promptly on TRITEL's or TRITEL's lender's request, CROWN shall execute and deliver, and shall assist in facilitating the execution and delivery of, all documents requested by any of TRITEL's lenders including, but not limited to, consents to giving notice to TRITEL's lender(s) in the event of TRITEL's default under the provision of the SLA or the Master License, and consents to TRITEL's assignment to any lender(s) of any and all of TRITEL's interest in or to this Agreement, any SLA, TRITEL Premises or TRITEL Equipment provided, however, that all such documents and consents shall be in a form which is reasonably acceptable to CROWN and which will not materially increase TRITEL's burdens nor materially impair CROWN's rights under this Master License or any SLA. TRITEL shall reimburse CROWN for any reasonable out-of-pocket costs incurred by CROWN in complying with this provision including, but not limited to, CROWN's reasonable attorneys' fees incurred in reviewing and negotiating such documents and consents.

         VII.E.3 This Agreement may not be sold, assigned or transferred, in whole or in part, by CROWN without prior approval or consent of TRITEL, which approval shall not be unreasonably withheld, delayed or conditioned; provided, however, that CROWN may assign its interest in this Agreement to an entity that is its parent company or a subsidiary, or to any successor-in-interest or entity acquiring 51% or more of its stock, provided that such successor demonstrates a financial position reasonably demonstrating the ability of such assignee to meet and perform the obligations of CROWN under this Master License and each SLA. It is understood that any such assignment shall relieve CROWN of its obligation to perform this Agreement provided that such assignee assumes and agrees to be bound by all of the terms, conditions, covenants and obligations of TRITEL under this Agreement. As to other entities, this Agreement may not be sold, assigned or transferred, in whole or in part, without the written consent of TRITEL, for any purpose, which consent may be not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, CROWN may delegate its duties under this Agreement provided that it does not delegate the majority of or whole of its functions under this Agreement, that CROWN maintains control of such delegates and that such delegates agree to comply with and abide by all of the terms, conditions, covenants and agreements under this Agreement.

         VII.E.4 Notwithstanding anything else contained herein, CROWN shall not voluntarily, involuntarily or by operation of law assign or otherwise transfer its rights or obligations (including, but not limited to the obligation to construct the Tower Facilities and install the TRITEL Equipment, if applicable) relating to any Applicable Tower Site which is subject to this Agreement, prior to the acceptance of a Site by TRITEL pursuant to Section "III G". Notwithstanding the foregoing or other provision in this Master License to the contrary, CROWN may delegate its obligations to perform construction services on, maintain or repair the Tower Facilities to another company provided that such company to whom the obligations are delegated complies with all the terms and provides of this Agreement and provided that such delegation does not in effect, delegate all or a substantial portion of CROWN's obligations under this Agreement.

         VII.E.5 Notwithstanding anything else contained herein, CROWN may, without notice or consent of TRITEL, pledge, mortgage, convey by deed of trust or security deed, assign, create a security interest in, or otherwise execute and deliver any and all instruments for the purpose of securing bona fide indebtedness all or any part of CROWN's interest in this Master License, any SLA, any TRITEL Premises, and/or all or any portion of CROWN's right, title, and interest in and to any and/or all of Tower Facilities, CROWN Site or the Easements. Notwithstanding the foregoing, neither the lender nor CROWN may assign, transfer, sell or otherwise convey the Master License, any SLA, any Prime Lease, any Tower Facility or any interest (excepting licensing or subleasing of usage of portions of the Site (but not the entire Site) to third party wireless communications carriers and providers) therein to any other carrier or competitor of TRITEL. Promptly on CROWN's or CROWN's lender's request, TRITEL shall execute and deliver, and shall assist in facilitating the execution and delivery of, all documents requested by any of CROWN's lenders including, but not limited to, consents to giving notice to CROWN's lender(s) in the event of CROWN's default under the provision of the SLA or the Master License, and consents to CROWN's assignment to any lender(s) of any and all of CROWN's interest in or to this Agreement, any SLA or TRITEL Premises provided, however, that all such documents and consents shall be in a form which is reasonably acceptable to TRITEL and which will not materially increase CROWN's burdens nor materially impair TRITEL's rights under this Master Lease or any SLA. CROWN shall reimburse TRITEL for any out-of-pocket costs incurred by TRITEL in complying with this provision including, but not limited to, TRITEL's reasonable attorneys' fees incurred in reviewing and negotiating such documents and consents.

         VII.F. SEVERABILITY.

         If any provision of this Agreement or any SLA subject to the terms hereof is found by a court of competent jurisdiction to be invalid or unenforceable with respect to any party, the remainder of this Agreement, the SLA, or the application of such provision to persons other than those as to whom it is held invalid or unenforceable, is not to be affected and each provision of this Agreement and the applicable SLA is valid and enforceable to the fullest extent permitted by law.

         VII.G. NO WAIVER.

         No provision of this Agreement will be deemed to have been waived by either party unless the waiver is in writing and signed by the party against whom enforcement is attempted. The rights granted in this Agreement are cumulative of every other right or remedy that the enforcing party may otherwise have at law or in equity or by statute and the exercise of one or more rights or remedies will not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         VII.H. REPRESENTATION.

         The parties acknowledge and agree that they have been represented by counsel and that each of the parties has participated in the drafting of this Agreement. Accordingly, it is the intention and agreement of the parties that the language, terms and conditions of this Agreement are not to be construed in any way against or in favor of any party hereto by reason of the responsibilities in connection with the preparation of this Agreement.

         VII.I. NOTICES.

         Any notice or demand required to be given in this Agreement, and any payment to be made other than the monthly fee, shall be made by certified mail, return receipt requested, or reliable overnight courier, to the address of the other party set forth below:

         As to TRITEL    Tritel Communications, Inc.
                         112 E. State Street - Suite B
                         Ridgeland, MS 39157
                         Attention: Kenneth Harris

         As to CROWN:    Crown Communication Inc.
                         375 Southpointe Boulevard
                         Canonsburg, PA 15317
                         Attention: Legal Department

Any monthly fee shall be mailed to the above CROWN address to the attention of Accounting. Any demand or payment is deemed received three (3) business days following deposit in the United States Mail or one business day following deposit with a reliable overnight courier, addressed as required above. CROWN or TRITEL may from time to time designate any other address for this purpose by giving written notice to the other party.

         VII.J. BINDING EFFECT.

         This Agreement shall extend to and bind the heirs, personal representatives, successors and assigns of the parties hereto.

         VII.K. REVOCATION OF PERMITS.

         In the event any governmental permit affecting the use of the Site as a communications facility is withdrawn or terminated, the SLA relating to the Site to which said permit or approval, applied shall be deemed to have been terminated effective the date of the termination of the permit or approval provided however, any withdrawal or termination which is caused by the acts or omissions of CROWN (or any other occupant of the Site) shall be construed to be an event of default under the applicable SLA.

         VII.L. SUPERSEDES.

         This Agreement revokes and supersedes any other oral or written agreements between the parties that pertains to the subject matter described herein with the exception of the Master Lease Agreement dated as October 30, 1998 between CROWN and TRITEL, and that certain Independent Contractor Agreement with Confidentiality and Non-competition Agreements dated as of December 15, 1998, between CROWN and TRITEL, both of which shall continue to operate between the parties for the sites referenced therein.

         VII.M. NON-DISCLOSURE.

         The parties agree that without the express written consent of the other party, neither party shall reveal, disclose or promulgate to any third party the terms of this Agreement or any portion thereof, except to where such third party is the auditor, accountant, attorney, contractor or subcontractor of a party to this Agreement or to a governmental agency if required by regulation, subpoena or government order to do so.

         VII.N. COUNTERPARTS.

         This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

         VII.O. TERM OF THE AGREEMENT

         All obligations under this Agreement, except with regard to the terms governing the SLAs issued hereunder shall be for a period of two (2) years from the date of this Agreement. The Agreement will be extended for three (3) additional periods of one (1) year each unless either party terminates the Agreement with six (6) months prior written notice. The terms and conditions of this Agreement which may apply to any SLA and any representations, warranties, or indemnifications shall survive the termination of this Agreement and shall apply to and be incorporated into each SLA until the termination or expiration of such SLA.

         VII.P. WARRANTIES AND REPRESENTATIONS.

         The warranties and representations made in this Agreement shall be deemed to be made, reaffirmed, ratified, rewarranted and re-represented upon the execution of each SLA.

         VII.Q. CONSENT.

         CROWN and TRITEL covenant that whenever their consent or approval is required under this Master License, said consent shall not be conditioned or unreasonably withheld, delayed or conditioned.

         VII.R. SCHEDULES.

         TRITEL and CROWN acknowledge and agree that Schedules may be added to Exhibit "C" to define, set, modify, covenant and agree upon certain terms and conditions of the Master License. The Schedules shall only be applicable to the Markets identified in each Schedule and each Schedule must be executed and signed by a duly authorized representative of CROWN and

TRITEL. Upon execution by a duly authorized representative of CROWN and TRITEL, the Schedule may be added to and be incorporated into and become a part of the terms, conditions and covenants of the Master License. In the event of any conflict or contradiction within the terms and conditions of the Schedules and the Master License, the terms and conditions of the Schedules shall control.

         VII.S. DEFINED TERMS.

         In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meaning (such meanings to be applicable equally to the singular and plural forms of such terms) unless the context otherwise requires:

         "Assignment" shall mean the assignment of the Prime Lease from TRITEL to CROWN.

         "Commencement Date" shall mean the date when the initial term of each SLA shall commence and shall be the date defined in the Schedules attached to Exhibit "C" of this Agreement.

         The term "day" shall refer to a business day, i.e., Monday through Friday, inclusive and shall not include any federal holiday.

         "Easements" shall mean any and all easements for access, ingress, egress or utilities easements obtained or intended to be utilized for the Tower Site.

         "FCC" shall mean the Federal Communications Commission.

         "Ground Space" shall mean the space located upon the ground at the Site which is licensed to TRITEL for the location of TRITEL's cabinet or shelter, including that which is included in TRITEL Premises.

         "Market" shall mean each market in which TRITEL does business and shall be divided into and include each of the following markets and the term "Market" shall mean one of the following:

    o    Knoxville market which encompasses the Knoxville BTA

    o    Chattanooga market which encompasses the Chattanooga BTAs

    o Nashville market which encompasses the Nashville BTAs (excluding any Sites located in the state of Kentucky)

    o    Birmingham market which encompasses the Birmingham BTAs

    o Huntsville, Alabama market which encompasses the Huntsville BTAs and Decatur BTAs

    o    Mississippi market which encompasses the Memphis and Jackson BTAs

    o Kentucky market which encompasses the Louisville, Lexington and Evansville BTAs and any other Sites located in the state of Kentucky

    o    Montgomery, Alabama market which encompasses the Montgomery

    o Any other market in which TRITEL does business or will do business in the future

         "NEPA" shall mean National Environmental Protection Act.

         "PARAMETERS" shall mean and include the following information:

         TRITEL Assigned Site Name
         TRITEL Assigned Site Number
         Desired "In Service" Date
         Site Latitude
         Site Longitude
         Site Ground Elevation
         TRITEL's Desired Radiation Center on the Tower
         Minimum Acceptable Total Elevation (total above sea level to antenna center line)
         Maximum Acceptable Total Elevation (total above sea level to antenna center line)
         Site Location, including City, County and State
         7 1/2 Minute Quadrangle Map Name
         Issue Date
         Coordinate Type
         Search Ring Radius
         Number of Sectors required by TRITEL
         Number of Antennas required by TRITEL
         Type of Antennas required by TRITEL
         Written Description of coverage objective
         TRITEL's Preferred locations (if known)
         RF Engineer Contact Name
         RF Engineer Contact Phone Number
         Copy of Applicable Quadrangle Map with search area parameters overlaid Site Acquisition Notes (special considerations or limitations for candidate selection)
         Project Notes (any additional comments related to desired facility) Signature of a TRITEL Representative and Date of Signature
         Signature of the RF Engineering Representative and Date or Signature

         "Plans" shall mean plans for the construction of the Tower Facilities.

         "Pre-Development Costs" shall mean the cost of developing the Site for the location, construction and operation of a Tower Facility upon the Site and shall include without limitation, the cost of the site acquisition services (limited as provided for in Exhibit "C"), phase I environmental assessments, geotechnical analysis, title reports, title opinions, title commitments and title insurance (which have been performed for TRITEL and not obtained by CROWN for the Site and not TRITEL's licensed interest in the TRITEL Premises), designs, Plans and Specifications, construction plans, the cost incurred in obtaining grants of easements, supplies, relevant travel expenses (limited as provided for in Exhibit "C"), fees or assessments imposed by local, state or federal governmental entities, recording fees and filing fees, fees of engineers, surveyors, architects, attorneys, brokerage commissions and others providing professional services.

         "Pre-Development Notice" shall mean the notice that CROWN has delivered to TRITEL all of the Pre-Development Information for the Applicable Tower Site.

         "Prime Lease" shall mean the lease, option or other contract between the owner of the Site and CROWN (or TRITEL who will assign the lease to CROWN) for the Site where the Tower Facilities will be located.

         "Prime Lessor" shall mean the owner of the fee simple interest or other interest in the entire portion of Site where the Tower Facility is to be located and the person who has entered into a ground lease with CROWN (or TRITEL who will assign the lease to CROWN) for the lease of the entire Site for the location of a Tower Facility upon the Site.

         "Punch List" shall mean a list of items that TRITEL deems necessary that CROWN complete, fix, alter or correct in order for the Tower Facilities to be completed in accordance with the Plans and Specifications.

         "Specifications" shall mean the specifications for the construction of the Tower Facilities.

         "TRITEL's Equipment" or "TRITEL Equipment" shall mean the equipment to be located at the Site by Tritel which shall be described in each SLA.

         "TRITEL Premises" shall mean the space occupied by the TRITEL Equipment on each Tower Facility, the ground space adjacent to the Tower Facility where TRITEL's Equipment is located, the Easements and all cabling, conduit, wires and utilities running to and from the Tower Facility and to and from TRITEL's Equipment.

         "Tower Facilities" or "Tower" shall mean the tower, foundations, and related facilities including concrete foundations, footing and slabs and fencing to be located upon the Tower Site.

         "Tower Site", "Site" or "Crown Property" or "Crown Site" shall mean the entire portion of property where the Tower Facilities are to be located which property is being leased pursuant to the Prime Lease between the owner of the property and CROWN (or is leased to TRITEL which lease will be assigned to CROWN).

         VII.T STANDARDS. Additional terms and conditions applicable to TRITEL's use of each Site are stated in the Site Standards attached hereto and incorporated herein as Exhibit "H".

         VII.U ATTORNEY FEES. In the event of a breach of this Agreement, the substantially prevailing party in any litigation (including bankruptcy or insolvency proceedings) arising as a result of such breach shall be entitled to its reasonable attorney's fees and court costs including appeals, if any.

         VII.V. FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, actions or inactions not caused or contributed to by the party obligated to perform, governmental controls not caused or contributed to by the party obligated to perform, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to any such delay or stoppage.

         IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their respective seals the day and year first above written.

                                            TRITEL COMMUNICATIONS, INC.,
                                            A DELAWARE CORPORATION



                                            By:
                                               --------------------------------
                                               William S. Arnett
                                               President

                                            Date:
                                                 ------------------------------

                                            CROWN COMMUNICATION INC.,
                                            A DELAWARE CORPORATION


                                            By:
                                               --------------------------------
                                            Print Name:
                                                       ------------------------
                                            Title:
                                                  -----------------------------
                                            Date:
                                                 ------------------------------

                                                                  APPROVED BY
                                                               CROWN LEGAL DEP'T

                                                               -----------------

                       EXHIBIT "A" TO MASTER BUILD-TO-SUIT
                         SERVICES AND LICENSE AGREEMENT


                          ASSIGNMENT AND ASSUMPTION OF
                                 LEASE AGREEMENT


                     for a wireless communications facility
                                   located at:


                Facility:
                Street Address:
                City:
                County:
                State:

                                     between

                CROWN COMMUNICATION INC., a Delaware corporation,
                                doing business in

    Arizona as Crown Communications           New Mexico as CommCrown Inc.
   Colorado as Crown Communications              North Carolina as Crown
 Delaware as Crown Communication Inc.              Communication Inc.
      Florida as Crown Comm Inc.          North Dakota as Crown Communications
       Indiana as CommCrown Inc.              Ohio as Crown Communications
   Kentucky as Crown Communications            Oklahoma as Crown Comm Inc.
 Louisiana as Crown Communication Inc.    Pennsylvania as Crown Communications
             (of Delaware)                       South Carolina as Crown
 Michigan as Crown Communication Inc.              Communication Inc.
Mississippi as Crown Communication Inc.     Tennessee as Crown Communications
  Nevada as Crown Communication Inc.            Texas as Crown Comm, Inc.
     New Jersey as Crown Comm Inc.          Utah as Crown Communication Inc.
                                          Virginia as Crown Communication Inc.

                      West Virginia as Crown Communications

                                       and

               Tritel Communications, Inc., a Delaware corporation

                          ASSIGNMENT AND ASSUMPTION OF
                                 LEASE AGREEMENT


         THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT (THE "ASSIGNMENT") is hereby made and entered into as of the ____ day of _________, ____ by and between TRITEL COMMUNICATIONS, INC., a Delaware corporation, with a principal place of business located at 112 East State Street, Suite B, Ridgeland, Mississippi 39157 ("Assignor"), and CROWN COMMUNICATION INC., a Delaware corporation (doing business in various jurisdictions as indicated on the cover page of this Assignment), with a principal place of business located at 375 Southpointe Boulevard, Canonsburg, Washington County, Pennsylvania 15317 ("Assignee").

RECITALS

         A. Assignor and LANDOWNER NAME INCLUDING OWNERSHIP INTEREST ("Landlord") entered into that certain NAME OF LEASE AGREEMENT, dated DATE OF LEASE AGREEMENT (a copy of this Lease Agreement is attached hereto as Exhibit "A") (the "Lease Agreement") for a parcel of real property located in MUNICIPALITY, STATE (Landlord's property being shown on the Tax Map of the County of COUNTY NAME as Tax Parcel Number ___, and being further described in Deed Book Volume Number ______ at Page ____ as recorded in the __________________ Office for recording real property records [a copy of this Deed is attached hereto as Exhibit "B"]) (the "Leased Premises"); and,

         B. Assignor desires to assign the Lease Agreement to Assignee, and Assignee desires to assume the rights and obligations under the Lease Agreement.

         NOW, THEREFORE, for and in consideration of [CONFIDENTIAL TREATMENT REQUESTED] and other good and valuable consideration each to the other in hand paid and the premises and covenants hereinafter set forth, Assignor and Assignee agree as follows:

1. Incorporation of Recitals. To the best of Assignor's knowledge, the foregoing recitals are true and correct and are expressly incorporated herein by this reference.

2. Assignment of Lease Agreement. Assignor hereby conveys, grants, assigns and transfers to Assignee without warranty or representation except as provided herein, the leasehold estate as set forth in the Lease Agreement, and all of Assignor's right, title and interest thereunder without warranty or representation except as provided herein. In addition, Assignor hereby conveys, grants, assigns and transfers to Assignee without warranty or representation:
(a) all rights to easements and/or licenses which authorize ingress and egress to the property described in the Lease Agreement and/or placement of guy wires, anchors and utilities; and, (b) all other rights, privileges and appurtenances owed by Assignor, reversionary or otherwise, and in any way related to the Lease Agreement.

3. Assumption of Lease Agreement. Assignee hereby accepts the assignment of the Lease Agreement as herein set forth, expressly assumes the payment and performance of all of Assignor's obligations under the Lease Agreement (other than obligations arising out of the acts or conduct of Assignor prior to the date hereof, or other acts or conduct prior to the date hereof for which the lessee or tenant is responsible under the terms of the Lease Agreement) arising from and after the date of this Assignment to the same extent as if the Assignee were named as the lessee under the Lease Agreement.

4. Indemnity by Assignee. At its sole cost and expense, Assignee agrees to defend, indemnify and hold harmless Assignor from and against any and all liability, claims, damages, expenses (including cost of litigation and reasonable attorneys' fees), judgments, proceedings and causes of action of any kind ("Claims") whatsoever arising out of, or in any way connected with, this Assignment or the assignment and transfer of the lessee's obligations under the Lease Agreement to Assignee as herein provided from, and after, the date of this Assignment, except for Claims arising out of Assignor's failure to perform and discharge any of the terms, covenants, conditions and agreements as the lessee under the Lease Agreement prior to the date hereof, or other acts or conduct prior to the date hereof for which the lessee or tenant is responsible under the terms of the Lease Agreement. Also, at its sole cost and expense, Assignee agrees to defend, indemnify and hold harmless Assignor from and against any and all Claims whatsoever arising out of, or in any way connected with, Assignee's failure to perform and discharge any of the terms, covenants, conditions and agreements required to be performed by Assignee as the lessee under the Lease Agreement from, and after, the date of this Agreement, except for Claims arising our of Assignor's failure to perform and discharge any of the terms, covenants, conditions and agreements as the lessee under the Lease Agreement prior to the date hereof, or other acts or conduct prior to the date hereof for which the lessee or tenant is responsible under the terms of the Lease Agreement.

5. Indemnity by Assignor. At its sole cost and expense, Assignor agrees to defend, indemnify and hold harmless Assignee from and against any and all Claims whatsoever arising out of, or in any way connected with, Assignor's performance or discharge, or failure of such performance or discharge, of any of the terms, covenants, conditions and agreements required to be performed by Assignor as the lessee under the Lease Agreement prior to the date hereof, or other acts or conduct prior to the date hereof for which the lessee or tenant is responsible under the terms of the Lease Agreement.

6. Agreement of the Parties. Assignor and Assignee hereby expressly agree as follows:

         A. Assignor is the current holder of a tenant's interest in the Lease Agreement.

         B.   The Lease Agreement is in full force and effect.

         C. A true and correct copy of the Lease Agreement and all amendments, if any, is attached hereto as Exhibit "A" and incorporated herein by this reference. The Lease Agreement, and all amendments, if any, constitute the entire agreement between Landlord, Assignor and Assignee with respect to the Leased Premises. To the best of Assignor's knowledge, there are no present outstanding defaults pursuant to the terms and provisions of the Lease Agreement by either Landlord or Assignor, and no party has knowledge of any facts which, with the giving of notice, passage of time, or both, would constitute a default by any party under the Lease Agreement.

         D. The current rent (the "Rent") being paid by Assignor to Landlord under the Lease Agreement is AMOUNT OF RENT ($_________) per year, PAID [IN EQUAL MONTHLY INSTALLMENTS/IN AN ANNUAL LUMP SUM/IN EQUAL INSTALLMENTS ON A QUARTERLY BASIS], and the Rent has been paid through and including OBLIGATION DATE ("Obligation Date"). Assignee's obligation to pay Rent under this Assignment shall begin on the first day after the Obligation Date, and Assignor's obligation to pay Rent shall end thereon.

         E. The term of the Lease Agreement expires on EXPIRATION DATE, and there are RENEWAL TERMS (the "Renewal Terms").

         F. Rent is to be increased at the beginning of any applicable Renewal Term (as defined in the Lease Agreement) by INCREASE AMOUNT.

7. Attorneys' Fees. In the event of any dispute hereunder, or of any action to interpret or enforce this Assignment, any provision hereof or any matter arising herefrom, the prevailing party shall be entitled to recover its reasonable costs, fees and expenses, including, but not limited to, witness fees, expert fees, attorney (in-house and outside counsel), paralegal and legal assistant fees, costs and expenses, and other professional fees, costs and expenses, whether suit be brought or not, and whether in settlement, in any declaratory action, in any bankruptcy action, at trial or on appeal.

8. Survival of Terms. The representations, warranties and indemnities set forth herein shall survive the execution and delivery of this Assignment and shall continue in full force and effect during the term of the Lease Agreement.

9. Binding Agreement. This Assignment constitutes the entire agreement between the parties hereto with respect to the transaction contemplated herein, and it supersedes all prior understandings or agreements between the parties relative to such assignment.

10. Execution and Counterparts. To facilitate execution, the parties hereto agree that this Assignment may be executed and telecopied to the other party and that the executed telecopy shall be binding and enforceable as an original. This Assignment may be executed in as many counterparts as may be required and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of such counterparts.

11. Notices. Any notice, communication, request, reply or advise (hereinafter severally and collectively, "Notice") regarding this Assignment shall be in writing and shall be given by: (a) established express delivery service which maintains delivery records; (b) hand delivery; or, (c) certified or registered mail, postage prepaid, return receipt requested. Notice may also be given by facsimile, provided Notice is concurrently given by one of the above methods. Notice is effective upon receipt, or upon attempted delivery if delivery is refused or if delivery is impossible because of failure to provide reasonable means for accomplishing delivery. Notice shall be sent to the parties at the following addresses:

Assignor:      Tritel Communications, Inc.
               112 East State Street, Suite B
               Ridgeland, Mississippi 39157
               Attention: Kenneth Harris

               Fax:

Assignee:      Crown Communication Inc.
               375 Southpointe Blvd.
               Canonsburg, Pennsylvania 15317
               Attn: Legal Department

               Fax: (724) 416 - 2200

Any party shall have the right from time to time to change their respective address for Notice by providing the other with thirty (30) days prior written notice in the manner set forth above.

         IN WITNESS WHEREOF, the parties have executed this Assignment as of the date and year first written above.

ASSIGNOR:                                   ASSIGNEE:
Tritel Communications, Inc.                 Crown Communication Inc.

By:                                         By:
   ---------------------------------           ---------------------------------
Print Name: Kenneth F. Harris               Print Name:
           -------------------------                   -------------------------
Title: Director of Site Acquisition
       and Property Administration          Title:
      ------------------------------              ------------------------------

                ACKNOWLEDGEMENTS TO BE IN THE FORM OF APPROPRIATE
               ACKNOWLEDGMENTS FOR STATE WHERE PROPERTY IS LOCATED

                                    EXHIBIT A
                           COPY OF THE LEASE AGREEMENT

                                    EXHIBIT B
                           COPY OF THE UNDERLYING DEED

INDEXING INSTRUCTIONS:

----------------------

----------------------

                       EXHIBIT "B" TO MASTER BUILD-TO-SUIT
                         SERVICES AND LICENSE AGREEMENT

                                                    ECHO # XXX __-xxx- SITE NAME

                                  MEMORANDUM OF
                          ASSIGNMENT OF LEASE AGREEMENT

         THIS MEMORANDUM OF ASSIGNMENT OF LEASE AGREEMENT ("MEMORANDUM"), made this __day of _____________, 1999, by and between TRITEL COMMUNICATIONS, INC., a Delaware corporation, having its principal place of business at 112 East State Street, Suite B, Ridgeland, Mississippi 39157 (hereinafter, "ASSIGNOR"), and CROWN COMMUNICATION INC., a Delaware corporation, doing business in Kentucky as CROWN COMMUNICATIONS, with an office address of 375 Southpointe Blvd., Canonsburg, Pennsylvania 15317 (hereinafter, "ASSIGNEE").

                                   WITNESSETH

         1. PROPERTY OWNER'S NAME ("LESSOR") and Assignor entered into a Lease Agreement dated _______________ ("LEASE"), of a portion of certain real property of Lessor located at _____________________, ___________________ County,
___________, which real property is more particularly described on Exhibit A attached hereto.

         2. That portion of said real property leased by Assignor is a ________feet by ______ feet parcel of land [and 10 feet around all guy lines] together with a non-exclusive right of ingress and egress seven (7) days per week, twenty-four (24) hours per day, along a right-of-way extending from the nearest public right-of-way, together with the right to install, replace and maintain utility wires, poles, cables, conduits and pipes, which area is more particularly described and shown on Exhibit "B" attached hereto ("LEASED PREMISES"), which Lease or Memorandum of Lease is of record in ___________ in the County __________ Office in the County of _________________, state of
______________________.

         3. The Lease conveys to Assignor the right TO HAVE AND TO HOLD the Leased Premises for a term of ____, unless earlier terminated in accordance with the terms of the Lease.

         4. Assignor has assigned its interest in the Lease to Assignee, pursuant to an Assignment of Lease Agreement date ___________ (the "Assignment").

         5. A copy of the Lease and the Assignment is on file with Assignor and Assignee.

         6. This Memorandum constitutes a memorandum of the unrecorded Assignment, all the terms and conditions of which are hereby made a part hereof with the same force and effect as though fully set forth herein and the terms of which control this Memorandum notwithstanding any inconsistency between the provisions hereof, the Lease or the Assignment.

         7. The terms, covenants and provisions of the Lease, the Assignment and this Memorandum shall extend to and be binding upon the respective executors, administrators, heirs, successors and assigns of Assignor and Assignee.

         8. Assignee certifies that its precise address is 375 Southpointe Blvd., Canonsburg, Pennsylvania 15317.

         IN WITNESS WHEREOF, Lessor and Lessee have caused this Memorandum to be duly executed on the day and year first written above.


"ASSIGNOR"
TRITEL COMMUNICATIONS, INC.,
a Delaware corporation

By:
   --------------------------------------
Name:
     ------------------------------------
Title:
      -----------------------------------

"ASSIGNEE"
CROWN COMMUNICATION INC.,
a Delaware corporation

By:
   --------------------------------------
Name:
     ------------------------------------
Title:
      -----------------------------------


THIS INSTRUMENT PREPARED BY
OR UNDER THE DIRECTION OF:

-----------------------------------------

-----------------------------------------

                       ACKNOWLEDGEMENTS TO BE IN THE FORM
                    OF APPROPRIATE ACKNOWLEDGEMENT FOR STATE
                            WHERE PROPERTY IS LOCATED

                                   EXHIBIT "A"
                                       TO
                   MEMORANDUM OF ASSIGNMENT OF LEASE AGREEMENT

             FULL LEGAL DESCRIPTION OF PROPERTY AND SOURCE OF TITLE

                                   EXHIBIT "B"
                                       TO
                   MEMORANDUM OF ASSIGNMENT OF LEASE AGREEMENT

                                   SITE SURVEY

                       EXHIBIT "C" TO MASTER BUILD-TO-SUIT
                              AND LICENSE AGREEMENT
                          SEE SCHEDULES ATTACHED HERETO
                            FOR MARKET SPECIFIC TERMS

                   SCHEDULE 1 TO EXHIBIT "C" TO MASTER BUILD-
                          TO-SUIT AND LICENSE AGREEMENT


I.  NUMBER OF SITES

         (a) TRITEL grants to CROWN the right to develop, construct, lease and license usage of a minimum of forty-five (45) Sites in the Kentucky Market and other Markets during the twenty-four (24) month period commencing with the date that this Agreement is executed by TRITEL. In the event that TRITEL develops, constructs, leases and licenses less than forty-five (45) Tower Sites in the Kentucky Market, TRITEL shall grant CROWN the right to develop, construct, lease and license Tower Sites in its other Markets so that the cumulative number of Tower Sites which CROWN develops is no less than forty-five (45). Furthermore, TRITEL acknowledges and agrees that any Tower Sites in the event any Tower Sites are located in any Market other than Kentucky, TRITEL must grant and provide CROWN the right to develop, construct, lease and license at least ten (10) or more Sites which are (i) located in the same Market; or (ii) located along a corridor between two (2) Markets; or (iii) located within one hundred (100) miles of each other. In the event that CROWN elects not to accept an Applicable Tower Site or otherwise terminates its obligations in regards to an Applicable Tower Site or does not complete an Applicable Tower Site the total number of Tower Facilities to be constructed by CROWN under this provision will be reduced by the number of Applicable Tower Sites rejected, terminated or not otherwise completed.

         (b) In the event that the CROWN rejects or terminates its obligations or otherwise fails to complete or does not otherwise complete and construct twenty percent (20%) or more of the Tower Facilities or in the event that CROWN does not reject the Site Development Services pursuant to IV.B.1 and fails to complete or does not otherwise complete the construction and installation of the TRITEL Equipment (excluding the installation of the cabinet) upon twenty percent (20%)or more of the Sites for which the Site Development Services have been accepted, such actions shall constitute an Event of Default under the Agreement and in addition to any other remedies at equity or law or in the Agreement which TRITEL may have, TRITEL shall have the right to terminate the Agreement upon five (5) days written notice and for all Tower Sites for which building permits have not been issued, to require CROWN to assign or reassign any or all Ground Leases for the Applicable Tower Sites to TRITEL, or its assignee, to assign or reassign any or all Pre-Development Information to TRITEL or its assignee and to assign or reassign any other easements, leases, licenses, subleases, contracts, suppliers contracts or agreements regarding or related to any or all of the Applicable Tower Sites to TRITEL or its assignee. TRITEL or its assignee shall reimburse CROWN for the Pre-Development Costs incurred by CROWN pursuant to the milestones described in section III of this Schedule.

         (c) In the event that CROWN desires to build a Tower Site (for which TRITEL has not issued a search ring) for which TRITEL shall be the anchor or first licensee upon the Tower Site, but the Tower Site has not been constructed already, such Tower Site shall count towards and apply to the minimum number of Sites which TRITEL must assign to and provide to CROWN under Section I(a) of this Schedule, but the terms and conditions of the license between TRITEL and CROWN for such Tower Site shall be governed by that certain Master Lease Agreement between CROWN and TRITEL dated as of October 30, 1998 and shall not otherwise be governed by the terms and conditions of this Agreement.

II. DELIVERY OF PRE-DEVELOPMENT INFORMATION

         CROWN shall complete, make available to and deliver to TRITEL copies of all of the Pre-Development Information, as defined within this Agreement, prior to the execution of an SLA, in accordance with the following time frames:

         a) In conjunction with, but in any event not less than sixty (60) days from the date that TRITEL delivers CROWN notice that TRITEL has accepted a candidate for the Tower Site pursuant to Section I.E.1 or the date that CROWN has provided TRITEL with the Notice of Acceptance; CROWN shall deliver to TRITEL all Pre-Development Information for the Applicable Tower Site, however, the period for delivering the construction, engineering and architectural drawings and related site plan as listed in subsection (b) shall be no later than thirty
(30) days following CROWN's receipt of final zoning approval.

         b) The Pre-Development Information which shall be delivered within such sixty (60) day period as described above shall include: (a) preliminary FAA aeronautical evaluation for the Tower Site; (b) engineering drawings of the tower structure and foundations to be erected at the Tower Site; (c) geotechnical report for the Tower Site; (d) title report, commitment for title insurance, ownership and encumbrance report, title opinion letter, copies of instruments in the chain of title or any other information that may have been produced regarding the marketability of title and title to the Tower Site and the Easements; (e) environmental assessments, including phase I reports, a report relating to contemporaneous or subsequent intrusive testing, and the "FCC Checklist" performed pursuant to NEPA requirements; and, (f) the survey of the Tower Site.

         c) The Pre-Development Information that shall be delivered within a thirty (30) day period from the date of CROWN's receipt of final zoning approval for the Site shall include: construction, engineering and architectural drawings and related site plan pertaining to the construction of the Tower Facilities on the Tower Site and any final zoning and Governmental Approvals necessary for the construction of a tower Facility upon the Applicable Tower Site.

         d) TRITEL shall provide to CROWN, within ten (10) days from the date that the Notice of Acceptance has been delivered to TRITEL, an application engineering data sheet related to TRITEL's Equipment installation on the Tower Site.

         e) Notwithstanding the foregoing or anything else contained in the Master License , CROWN shall deliver twenty-five (25) Tower Sites fully completed and ready for the installation of TRITEL's Equipment according to the following schedule, excepting those Tower Sites delayed by TRITEL's actions or inactions or those Tower Sites delayed beyond CROWN's control, including but not limited to governmental approvals, moratoria, FAA or force majeure:

              October 15, 1999                   five (5) Tower Sites
              November 15, 1999                  ten (10) Tower Sites
              December 15, 1999                  ten (10) Tower Sites

CROWN shall diligently exercise its best efforts to construct and deliver all of the Tower Sites in the clusters which have been developed by TRITEL for the best system optimization.

III. PRE-DEVELOPMENT COSTS

CROWN shall reimburse TRITEL for the Pre-Development Costs as specified below, based upon the milestones described below (as such milestones would be completed according to industry standards) if TRITEL has performed those Pre-Development services; however, if CROWN has performed those services and the conditions of section I.G. of this Agreement occur, then TRITEL shall reimburse CROWN up to one-half of the Pre-Development Costs as detailed in section I.G. of this Agreement upon the occurrence of the events described in section I.G.:

MILESTONE                                     Cost
---------                                     ----
Approved Candidate                            [CONFIDENTIAL TREATMENT REQUESTED]
Fully Executed Ground Lease                   [CONFIDENTIAL TREATMENT REQUESTED]
Complete Survey (incl. 2-C letter)            [CONFIDENTIAL TREATMENT REQUESTED]
Title Report and Title Opinion                [CONFIDENTIAL TREATMENT REQUESTED]
Phase One Environmental                       [CONFIDENTIAL TREATMENT REQUESTED]
NEPA Checklist                                [CONFIDENTIAL TREATMENT REQUESTED]
Geotechnical Report                           [CONFIDENTIAL TREATMENT REQUESTED]
Construction Drawings                         [CONFIDENTIAL TREATMENT REQUESTED]
Non-appealable Zoning Approval                [CONFIDENTIAL TREATMENT REQUESTED]
Building Permit                               [CONFIDENTIAL TREATMENT REQUESTED]
Preliminary Aeronautical Evaluation           [CONFIDENTIAL TREATMENT REQUESTED]

     * In the event that the actual expense for the Title Report and Opinion exceeds [CONFIDENTIAL TREATMENT REQUESTED], the Pre-Development Costs for the Title Report and Opinion shall be reimbursed based upon the actual expense incurred upon the submission of a copy of the actual invoice.

IV. COMMENCEMENT DATE

The Commencement Date for a particular SLA shall be the date which is the later of (a) the date when CROWN has completed the installation of TRITEL's antennas and coaxial cables at the Tower Site in the event that CROWN is installing TRITEL's antennas and coaxial cable; or (b) the date which is the earlier of (1) the date that TRITEL has accepted the Tower Facilities pursuant to Section III(G) or (2) in the event that TRITEL has not accepted the Tower Facilities the date that the Tower Facilities are substantially complete so that TRITEL would be able to operate its equipment and antennae upon the Tower Site in substantial compliance with all laws, rules and regulations.

V. MONTHLY FEES

The monthly fee for each SLA beginning four months after the Commencement Date shall be as follows:

                    SLA MONTHLY FEES -- BASE FEE CALCULATION

                                       SLA
                            Commencing in Month 4 -64

                       [CONFIDENTIAL TREATMENT REQUESTED]

For each SLA signed by the parties for use of a Site within the first year after the execution of this Agreement, the monthly fees shall be [CONFIDENTIAL TREATMENT REQUESTED]. All fee amounts shall increase by [CONFIDENTIAL TREATMENT REQUESTED] each renewal term. Notwithstanding the foregoing, the SLA Monthly Fees shall not commence, and TRITEL shall not be obligated to pay for or be liable for the SLA Monthly Fee, until four (4) months after the Commencement Date. The foregoing fee shall include the space for up to a 10' x 20' concrete equipment pad inside the Tower Site compound area. Should TRITEL require a larger area inside the compound (e.g. for a generator or fuel tank), an additional fee of [CONFIDENTIAL TREATMENT REQUESTED]/ sq. ft./year will be charged.

V1. APPROVAL OF PLANS AND SPECIFICATIONS

In the event that TRITEL has not obtained Plans and Specifications for the Tower Facility, CROWN shall have Plans and Specifications for the Tower Facility prepared, designed and delivered to TRITEL within the following time frames:

Within a thirty (30) day period from the date of CROWN's receipt of final zoning approval CROWN shall deliver to TRITEL the site construction, engineering and architectural drawings and related site plan pertaining to the construction of the Tower Facilities on the Tower Site and copies of all zoning and Governmental Approvals necessary for the completion of construction of the Tower Facilities upon the Tower Site.

VII. CONSTRUCTION SCHEDULE

CROWN shall commence construction of the Tower Facility within the following time frames:

From the date CROWN or TRITEL receives a non-appealable, final zoning approval, CROWN agrees to file for any and all applicable building permits for the Tower Site within ten (10) days. From the date CROWN receives the applicable building permits, CROWN will commence construction of the Tower Facilities upon the Tower Site within five (5) days.

CROWN shall deliver all Sites fully completed with the TRITEL Equipment (excluding the installation of the cabinet) fully installed, excepting those Sites and/or TRITEL Equipment delayed by TRITEL'S actions or those Sites and/or TRITEL Equipment delayed beyond CROWN's control, including but not limited to Governmental Approvals (including FAA applications), moratoria, or force majeure, within sixty (60) days after the receipt of necessary building permits. CROWN shall issue a Notice of Completion pursuant to Section III.G of the Agreement according to the schedules provided in Sections II and VII of this Exhibit.

CROWN shall have installed and completed the installation of the TRITEL Equipment (excluding the installation of the cabinet) pursuant to the Site Development Services outlined in Exhibit "F" on or before the delivery of the Notice of Completion.

CROWN shall diligently exercise its best efforts to construct and deliver all of the Tower Sites in the clusters that have been developed by TRITEL for the best system optimization.

VIII. In the event that CROWN does the Site Development Services described in Exhibit F for the installation of the TRITEL Equipment (excluding the installation of the cabinet upon the Applicable Tower Site), upon the completion of the Site Development Services described in Exhibit F and the acceptance of the installation of the TRITEL Equipment (excluding the installation of the cabinet upon the Applicable Tower Site) and the Site Development Services pursuant to Section III.G, TRITEL shall pay to CROWN the sum of Thirty Seven Thousand and no/100 Dollars ($37,000.00) for the Site Development Services.

IX. MODIFICATION. This Schedule shall be added to and modify the terms and conditions of the Master License and hereby is incorporated into the terms of the Master License. In the event that there is a conflict or contradiction between the terms and conditions of the Master License and this Schedule, the terms and conditions of this Schedule shall control.

IN WITNESS WHEREOF, CROWN and TRITEL have signed this Schedule as of the date and year first above written.

TRITEL:                                CROWN:

TRITEL COMMUNICATIONS, INC.            CROWN COMMUNICATION INC.

By:                                    By:
   --------------------------------       --------------------------------
Name: William S. Arnett                Name:
     ------------------------------         ------------------------------
Title: President                       Title:
      -----------------------------          -----------------------------

                                                                  APPROVED BY
                                                               CROWN LEGAL DEP'T
                                                               -----------------

                                   EXHIBIT "D"

                           SITE LICENSE ACKNOWLEDGMENT


SITE IDENTIFICATION NO:
                                        ----------------------------------
CROWN PROJECT NUMBER:
                                        ----------------------------------
SITE NAME:
                                        ----------------------------------

         This Site License Acknowledgment ("SLA") is made and entered into as of this ___ day of ______________, _____, by and between TRITEL COMMUNICATIONS, INC., a Delaware corporation, ("TRITEL") and CROWN COMMUNICATION INC., a Delaware corporation ("CROWN"), pursuant and subject to that certain Master Build-To-Suit Services and License Agreement (the "Agreement") by and between the parties hereto, dated as of __________, 1999. All capitalized terms have the meanings ascribed to them in the Agreement.

         1. CROWN authorizes TRITEL to use and hereby licenses to TRITEL a portion of that certain parcel of property, located in the Municipality of _______, the County of ________, and the State of _______, more particularly described as a ______' by ______' parcel containing approximately ________ square feet situated at _____________ (add legal description) which is described in Exhibit "1" attached hereto (the "Ground Space"), together with the non-exclusive right for ingress and egress, seven (7) days a week, twenty-four
(24) hours a day, on foot or motor vehicle, including trucks, and for the installation and maintenance of utility wires, poles, cables, conduits, and pipes over, under, or along a _____ feet (______') wide right-of-way and/or easement extending from the nearest public right-of-way, ____________ to the premises, said premises and right-of-way for access being substantially as described herein in Exhibit "1" and to and from such easement, to and from the Ground Space and to and from the Ground Space to the antennae and equipment described in Section 2.

         2. TRITEL shall also have the right to and CROWN hereby grants to TRITEL the license to install its antennas and equipment upon the Tower Facilities consistent with the specifications and in the locations described below:

Manufacturer and type-number:
                                                                    ------------

                                                                    ------------
Number of antennas:
                                                                    ------------
Weight and dimension of antenna(s) (LxWxD):
                                                                    ------------
Transmission line mfr. & type no.:
                                                                    ------------
Diameter & length of transmission line:
                                                                    ------------
Location of antennas (as described in Exhibit "2"
   attached hereto and made a part hereof):
                                                                    ------------
Height of antenna(s) on structure:
                                                                    ------------

Direction of radiation:
                                                                    ------------
Equipment building/floor space dimensions (as described
in Exhibit "3" attached hereto and made a part hereof):
                                                                    ------------
Frequencies/Max Power Output:
                                                                    ------------

That portion of the Site and the rights for ingress, egress, utilities, poles, cables, conduits and pipes described in paragraph 1 above and the space on and in the communications facility described in this paragraph 2, and the space for wires, cables, conduits and pipes to and from the facilities and the space in the ground constitute the "TRITEL Premises" under the terms of the Agreement. To the extent that TRITEL requires the use of a building at the Site, such space within the building shall be included in the definition of the TRITEL Premises and described in Exhibit 3.

         3. The monthly fee payment due and payable by TRITEL to CROWN shall be as provided in the Agreement. The parties agree that the first monthly fee shall be in the amount of $______, escalating in accordance with the terms of the Master Lease or schedule attached thereto by fifteen percent (15%).

         4. The term of this SLA shall be in effect for an initial period of sixty-four (64) months from _____. The term of this SLA shall be automatically extended for up to four (4) additional five (5) year terms unless TRITEL terminates this Agreement by giving CROWN written notice of the intent to terminate at least six (6) months prior to the end of the then-current term.

         5. The parties acknowledge that CROWN's rights in the Site derive from a certain contract dated _______, between CROWN and a third party; said contract hereinafter referred to as the "Prime Lease" and attached hereto as Exhibit "4" to the SLA.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their respective seals the day and year first above written.

                                       TRITEL COMMUNICATIONS, INC.


                                       By:
                                          -------------------------------------
                                       Print Name: Kenneth F. Harris
                                                  -----------------------------
                                       Title: Director of Site Acquisition and
                                              Property Administration
                                             ----------------------------------
                                       Date:
                                            -----------------------------------

                                     CROWN COMMUNICATION INC.


                                     By:
                                        ---------------------------------------
                                     Print Name:
                                                -------------------------------
                                     Title:
                                           ------------------------------------
                                     Date:
                                          -------------------------------------

                             EXHIBIT "1" TO THE SLA


        PROPERTY DESCRIPTION (INCLUDING ACCESS EASEMENT OR RIGHT-OF-WAY)


                  [Remainder of Page Left Intentionally Blank]

                             EXHIBIT "2" TO THE SLA


                              LOCATION OF ANTENNAS


                  [Remainder of Page Left Intentionally Blank]

                             EXHIBIT "3" TO THE SLA


             DESCRIPTION OF EQUIPMENT BUILDING/FLOOR SPACE (IF ANY)


                  [Remainder of Page Left Intentionally Blank]

                             EXHIBIT "4" TO THE SLA


                                   PRIME LEASE


                  [Remainder of Page Left Intentionally Blank]

                                   EXHIBIT "H"

               SPECIAL CONDITIONS, FACILITY RULES AND REGULATIONS,
                  AND ACCESS AND SECURITY PROCEDURES FOR USERS

I.  GENERAL

    A.   PURPOSE

         1. The purpose of these Site Standards is to create a quality site installation. These standards are to be in effect for each site at which TRITEL has equipment in, on or at the site and at which TRITEL has a license to use pursuant to a Tower License to which this document is an attachment.

    B.   STATE AND NATIONAL STANDARDS

    All installations must conform with all state and national regulations and the following state and national codes or any supplements, amendments or provisions which supercede them:

         1.   American National Standards Institute ("ANSI"):
              ANSI/TIA/EIA-222-F Structural Standards for Steel Antenna Towers and Antenna Supporting Structures

         2.   FAA Regulations:
              Vol. XI, Part 77 Objects Affecting Navigable Airspace Advisory Circular High Intensity Obstruction Lighting Systems AC 150/5345-43, FAA/DOD Specifications L-856

         3.   FCC Rules and Regulations:
              Code of Federal Construction, Marking and Lighting of Antenna Regulations Title 47 Structures Chapter I, Part 17

         4.   National Electrical Code (NFPA 70)

         5. Building Officials and Code Administrators International, Inc. Basic National Building Code
              Basic National Mechanical Code
              State Building Code

         6.   National Fire Protection Association ("NFPA")
              Code 101 - Life Safety
              Code 90A - Installation of Air Conditioning and Ventilating
                         Systems
              Code 90B - Installation of War Air Heating and Air Conditioning
                         Systems
              Code 110 - Emergency and Standby Power Systems
              Code 780 - Lightning Protection

         7.   State Fire Safety Code

         8.   Occupational Safety and Health Administration ("OSHA")
              Safety and Health Standards (29 C.F.R. ss. 1910) General Industry Subpart R Special Industries
              Section 1910.268 Telecommunications
              Section 1926.5 10 Subpart M Fall Prevention

         9. Motorola Grounding Guideline for Cellular Radio Installations, Document No. 68P81150E62, 7/23/92 or Lucent (formerly AT&T) AUTOPLEX(c) Cellular Telecommunications Systems, Lightning Protection and Grounding, Customer Information Bulletin 148B, August 1990, or latest revision.

    C.   GENERAL/APPROVAL

         1. TRITEL will furnish the following to CROWN prior to installations of any equipment:

              a. Completed Application. (TRITEL must make new application to CROWN for change in antenna position or type).

              b.   Fully executed supplement.

              c. Copies of construction/building permits (unless the original is required by government law, rule or regulation in which event the original will be supplied), if not obtained by CROWN or its designee.

              d. Final survey by a registered or licensed surveyor outlining property boundaries, improvements, easements and access, if not obtained by CROWN or its designee.

              e. Accurate block diagrams showing operating frequency range of all system components (active or passive) with gains and losses in dB, along with power levels.

              f.   Complete list of all materials required for the installation.

         2. The following will not be permitted at the site without the prior written consent of CROWN:

              a. Any equipment without FCC type acceptance or equipment, which does not conform to FCC rules and regulations.

              b.   Add-on power amplifiers.

              c.   "Hybrid" equipment with different manufacturers' RF strips.

              d.   Open rack mounted receivers and transmitters.

              e. Equipment with crystal oscillator modules that have not been temperature compensated.

              f.   Digital/analog hybriding in exciters, unless type-accepted.

              g. Non-continuous duty rated transmitters used in continuous duty applications.

              h. Transmitter outputs without a harmonic filter and antenna matching circuitry.

              i.   Ferrite devices looking directly at an antenna.

              j.   Nickel plated connectors.

              k.   Cascaded receiver multicouplers/preamps.

         3. Unless otherwise stated within the Tower License, no work shall be performed upon the Tower, without the prior written consent of CROWN, which consent shall not be unreasonably withheld, delayed or conditioned. Scheduling of work upon the Tower will be coordinated with CROWN to allow CROWN to have a representative present at the site during the performance of the work, at CROWN's option. All installation, repair and maintenance work conducted by TRITEL will be in accordance with good engineering practices and this specification.

         4. No animals, children or bicycles are permitted at the Site at any time.

         5. Unless otherwise stated within the Tower License, only representatives or contractors of CROWN are authorized to climb towers for antenna installation, repair or maintenance, provided however, upon prior consent of and notice to CROWN, which consent shall not be unreasonably withheld, delayed or conditioned, and upon the terms and conditions of the Master License, TRITEL or its contractors may climb antennas for installation, repair or maintenance.

    D.   LIABILITY

         1. It will be the responsibility of TRITEL to comply with all of the Site Standards set forth herein.

    E.   INSPECTION

         In accordance with the terms of the Tower License, CROWN reserves the right to inspect TRITEL's area during the License Term in order to ensure compliance with the standards set forth herein. Any such inspection will be solely for the benefit and use of CROWN and does not constitute any approval of or acquiescence to the conditions that might be revealed during the course of the inspection.

    F.   EQUIPMENT

         1. Movement of "bulky" equipment upon the Tower will be restricted to times designated by CROWN. CROWN will determine the method of routing such items to ensure the safety of all concerned parties and minimize damage. Advance notice of at least twenty-four (24) hours is required for the movement of equipment upon the Tower.

         2. CROWN will have the authority to determine the maximum equipment weight allowed upon the Tower.

II. RADIO FREQUENCY INTERFERENCE PROTECTIVE DEVICES

    A. If due to TRITEL's use or proposed use there exists any change to the Radio Frequency ("RF") environment, it will be at CROWN's reasonable discretion to require any or all of the following:

         1. Intermodulative ("IM") protection panels can be installed in lieu of separate cavity and isolator configurations; however, CROWN's approval is required, which approval will not be unreasonably withheld, delayed or conditioned.

         2.   TRITEL will provide CROWN with its FCC type acceptance number.

    B. Frequencies not included in the above subparagraph will be reviewed on a case-by-case basis.

    C. Hybrid transmitter combining will have a band pass filter installed on the output with the following minimum attenuation at 1 MHz from the transmit frequency: 30 MHz to 1 GHz -- 14 dB attenuation.

    D. All cavities are to be 3/4 wavelength, silver plated type.

    E. Additional protective devices may be required based upon CROWN's evaluation of the following information:

         1.   Theoretical Transmitter mixes
         2.   Antenna location and type
         3.   Combiner/multicoupler configurations
         4.   Transmitter specifications
         5.   Receiver specifications
         6.   Historical problems
         7.   Transmitter to transmitter isolation
         8.   Transmitter to antenna isolation
         9.   Transmitter to receiver isolation
         10.  Calculated and measured level of IM products
         11.  Transmitter output power
         12.  Transmitter Effective Radiated Power ("ERP")

         13.  Spectrum analyzer measurements
         14.  Voltage Standing Wave Radio ("VSWR") measurements
         15.  Existing cavity selectivity

    F. In accordance with the terms of the SLA, TRITEL will be required to immediately correct excessive cabinet leakage, which causes interference to other users of the Site.

    G. Questions regarding the IM Protection should be directed to the attention of: Crown Network Systems, Inc., RF Engineer Manager. Telephone: (724) 416-2000.

III.     ANTENNAS AND ANTENNA MOUNTS

    A. All mounting hardware to be utilized by TRITEL will be as specified by the tower manufacturer and approved by CROWN, which approval shall not be unreasonably withheld, delayed or conditioned.

    B. Connections will be taped with vinyl stretch tape (Scotch #33-T or equivalent) and Scothkoted or equivalent, including booted pigtails.

    C. Antenna(s) and antenna mounts must be the manufacturer's VSWR specifications.

    D.   Any corroded elements must be repaired or replaced.

    E. Antenna(s) and antenna mounts will be DC grounded type or will have appropriate lightning protection as approved by CROWN, which approval shall not be unreasonably withheld, delayed or conditioned.

    F.   No welding or drilling on mounts will be permitted.

    G.   All antennas will be encased in fiberglass or ABS randomes.

    H. Antenna lines entering any equipment shelter must have a suitable lightning surge arrestor installed within two (2) feet of the cable entry port. The surge arrestor must be bonded to the site grounding system.

IV.      CABLE

    A. All transmission lines will be installed and maintained to avoid kinking and/or cracking.

    B. Transmission interconnecting cables and jumpers will be constructed of solid copper outer conductor "superflex" or hardline.

    C. Cables will not be installed, after the initial installation, without written permission by CROWN, which permission will not be unreasonably withheld, delayed or conditioned.

    D. Each cable will be tagged with weatherproof labels showing the manufacturer, model and owner's name at both ends of the cable run.

    E. Each cable fastener, exposed to the weather, will be stainless steel or corrosion resistant.

    F.   All interconnecting cables/jumpers will have shielded outer conductor.

    G. Interior cables will run in troughs or cable trays and on cable or waveguide bridges at intervals of no less than three (3) feet.

    H. Outside cables will be attached with stainless steel or corrosion resistant hangers and non-corrosive hardware. Cables will be routed to the Tower via the ice bridge.

    I. All unused lines will be tagged, using color codes, at both ends showing termination points with the appropriate impedance termination at each end.

    J. All AC line cords must be 3-conductor type with attached grounding plugs.

    K. All antenna transmission lines will be grounded at both the antenna and equipment ends and at the equipment shelter entry point, with the appropriate grounding kits. Grounding will be in accordance with paragraph XIV of this specification.

    L. All antenna lines will have a jacketed, corrugated, solid outer, copper conductor.

    M. All cables running to and from the exterior of the cabinet will be one-hundred percent (100%) ground shielded. Preferred cables are:
         Heliax, Superflex or braided grounds with foil wrap.

    N. All other interior cables must be1/4",1/2" superflex or 3/8" value flex as manufactured by Andrew Corporation or approved equal, which approval shall not be unreasonably withheld, delayed or conditioned.

V.       CONNECTORS

    A. Connectors will be Teflon filled, UHF or N type, including chassis/bulkhead connectors.

    B. Connectors will be properly fabricated (soldered, if applicable), if field installed.

    C. Connectors will be taped and Scotchkoted or equivalent at least 4" onto the jacket, if exposed to the weather.

    D. Male pins must be of proper length, in accordance with manufacturer's specifications.

    E.   Female contacts will not be spread.

    G.   Connectors must be "pliers tight." "Hand tight" is not acceptable.

    H.   Connectors will be silver-plated or brass.

    I. Connectors must be electrically and mechanically equivalent to the Original Equipment Manufacturers ("OEM") connectors.

VI.      RECEIVERS

    A. No RF preamps will be permitted on the front end, unless authorized by CROWN, which authorization shall not be unreasonably withheld, delayed or conditioned. CROWN acknowledges and agrees that TRITEL is hereby authorized to us a TMA Tower Mounted Amplifier.

    B.   All RF shielding must be in place.

    C.   VHF frequencies and higher must use helical resonator front ends.

    D. Receivers must meet manufacturer's specifications, particularly with regard to bandwidth, discriminator, swing and symmetry and spurious responses.

    E. Crystal filters, pre-selectors, and cavities must be installed in RX legs, where appropriate.

    F.   All repeater tone squelch circuitry must use "AND" logic.

VII.     TRANSMITTERS

    A.   Transmitters must meet manufacturer's original specification.

    B.   All RF shielding must remain in place.

    C.   Each transmitter must be equipped with a visual operation indicator.

    D. Transmitters must be tagged with owner's name, contact name, contact phone number, equipment model number, serial number and operating frequency(ies) and a copy of TRITEL's current FCC license for the equipment.

    E. All low level, pre-driver and driver stages in the exciters must be shielded.

    F.   All power amplifiers must be shielded.

    G. Output power will not exceed that specified on the applicable FCC license.

VIII.    COMBINERS/MULTICOUPLERS

    A.   Combiners/muplticouplers will meet the manufacturer's specifications.

    B. Combiners/muplticouplers must be tuned using the manufacturer's approved procedures.

    C. Combiners/muplticouplers must provided a minimum of 60 dB transmitter to transmitter isolation.

IX.      CABINETS

    A. All cabinets must be bonded together and to the equipment building ground system.

    B.   All cabinet doors must be secured.

    C. All non-original holes larger than 1" must be covered with copper screen or solid metal plates.

    D. Current license for all operating frequencies must be mounted on the cabinet exterior for display at all times.

X.       MAINTENANCE/TUNING PROCEDURES

    A. Access to equipment and antennas will be by authorized personnel only, provided however, access to equipment and antennas on the Tower will only be by authorized and approved personnel.

    B. Only qualified employees of TRITEL will perform maintenance and tuning. Prior written consent is not required for this work.

    C.   All external indicator lamps/LED displays must be operational.

    D.   Equipment operating parameters must meet manufacturer's specifications.

    E. All cover, shield and rack fasteners must be in place and securely fastened following these procedures.

    F. Local speakers and/or orderwire systems will be used during service, testing or other maintenance procedures. These systems will be turned "OFF" following procedures.

XI.      INTERFERENCE DIAGNOSTIC PROCEDURES

    A. In accordance with the Tower License, TRITEL must cooperate immediately with CROWN when called upon to investigate a source of interference, whether or not it can be conclusively proven that TRITEL's equipment is involved.

XII.     TOWER

    This section deals with items, which are to be mounted on, attached to or affixed to the Tower.

    A.   Ice Shields:

         1. At CROWN's reasonable discretion, protective ice shields may be required.

    B.   Climbing Bolts and Ladders:

         1. All attachments made to the tower will be made in such a manner as not to cause any safety hazard to other licensees or cause any restriction of movement on, or to any climbing ladders, leg step bolts or safety cables.

    C.   Bridge:

         1. The cable or waveguide will be secured to the bridge brackets, if required using the manufacturer's clamps or other hardware specified for the application.

         2. Supports and support locations will be in accordance with the manufacturer's recommendations, specific for the type of cable or waveguide used.

         3. No cable or waveguide will be clamped, tied or in any way affixed to the bridge run owned by CROWN.

          D. Cable ladder or Brackets:

         1. CROWN will install a ladder or brackets for the vertical routing of cable and waveguides. This ladder or brackets will extend from the horizontal to the vertical transmission at the point where the bridge meets the tower to the location that the cable or waveguide leaves the bridge to route to the antenna.

         2. All cable and waveguides are to be attached to the ladder in accordance with the cable or waveguide manufacturer's recommendations.

         3. No cable or waveguide will be clamped, tied or in any way affixed to a run owned by CROWN.

    E.   Distribution Runs:

         1. Cable or waveguide runs, from the cable ladder to the point of connection with the antenna, shall be routed along tower members in a neat and workmanlike manner to produce a professional site appearance.

         2. Cable and/or waveguide runs shall be routed so as not to impede the safe use of the tower leg or climbing bolts. In addition, runs will not restrict access for CROWN or other TRITEL.

         3. Distribution runs will be clamped to the tower in accordance with the recommendations of the cable or waveguide manufacturer.

         4. No cable or waveguide will be clamped, tied or in any way affixed to a run owned by CROWN.

    F.   Lengths:

         1. Cable and/or wavelength runs will not be longer than necessary to provide a proper connection and normal maintenance and operation, unless otherwise approved by CROWN.

         2. No coiled lengths will be permitted on the tower, bridge or on the ground.

    G.   Entry:

         1. Entry of cable or waveguide to the interior of the equipment shelter will be via ports provided in the equipment shelter's wall.

         2. Cable and/or waveguide entrance port will be provided with a boot to seal. The boot shall be a Microflect or equivalent commercial product made specifically for the type of cable or waveguide and the size of the port.

         3. Seals will be installed in accordance with the manufacturer's instructions and will be sealed against moisture.

XIII.    EQUIPMENT LOCATED WITHIN CROWN'S EQUIPMENT BUILDING

    A.   Equipment Installation Requirements in CROWN Buildings:

         1. Mounting of equipment or accessories to interior or exterior building walls must be approved by CROWN prior to installation.

         2. All racks and equipment will be plumb and true with walls and floor.

         3. Installation of the equipment will be consistent with the electrical and operation requirements of the equipment.

         4. Equipment and accessories will be installed in a neat and workmanlike manner to provide a professional, finished installation.

    B.   Transmission Lines and/or Waveguide Routing:

         1. All cables or waveguides will be placed and secured in cable trays or troughs within the equipment shelter to the equipment racks and termination points.

         2. Transmission lines will be fastened to the tower's waveguide ladder using the proper mechanical hanger or snap-in hanger kit except on side arms and small masts where stainless steel wraplock is permitted.

    C.   Lengths:

         1. Cable and waveguide lengths will not be longer than necessary to provide proper connection.

         2. No coiled lengths will be permitted in the tray or elsewhere in the equipment shelter.

    D. CROWN has provided transient surge protection on the primary AC feed to the equipment shelter. However, CROWN does not provide any warranty against electrical surge. Therefore, CROWN recommends that TRITEL install, at TRITEL's expense, individual transient surge protection on each circuit used by TRITEL.

    E. TRITEL will operate its equipment with all shields attached, cabinet doors closed and side panels attached. All external indicator lamps and LED's must be operational at all times.

    F. Neither TRITEL nor its representatives will interfere with any other TRITEL's equipment in the equipment shelter. TRITEL will not trip any electric service breakers for any reason without CROWN's prior, written approval, which approval shall not be unreasonably withheld, delayed or conditioned.

    G. TRITEL will not adjust, attempt to adjust or otherwise tamper with the temperature control thermostats within the equipment shelter. CROWN will adjust thermostats as required to maintain the standard building temperature.

    H. TRITEL will rack mount as much equipment as possible to conserve floor space.

XIV.     GROUNDING

    A. TRITEL must adhere to the grounding specifications listed in Section I, based upon TRITEL's equipment at the site.

    B. All exterior grounding connections to the main ground loop will use exothermic welding (Cadweld).

    C.   All antennas will be bonded to the Tower.

    D. Cable and waveguides will be grounded, as a minimum, at three (3) specific points. These locations include:

         1.  At the top of the run, immediately above the hoisting grip.
         2.  At the bottom of the run, above the horizontal transition.

         3.  Prior to the point of entry to the equipment shelter.

    E. The additional hoisting grips and grounding kits will be in accordance with the manufacturer's instructions. Hoisting grips will be used at a minimum of two-hundred and fifty (250) feet vertical intervals.

    F. Grounding cable 7/8" diameter or less will enter the building through the strike plate.

    G. All cable and waveguides will be grounded to the Tower at the point where the run effectively breaks from the Tower for the run to the antenna. Grounding hardware will be clamps or other hardware specifically manufactured for the application.

    H. All cable and waveguides will be grounded on the vertical run, just above the transition from a vertical tower to a horizontal bridge run. Grounding hardware will be clamps or other hardware specifically manufactured for the application.

    I. A grounding plate (buss bar) must be provided on the exterior of each equipment shelter or cabinet, near the entry ports for the purpose of terminating ground leads from the cables and waveguides. Grounding hardware will be clamps or other hardware specifically manufactured for the application.

    J.   On installations where the vertical tower length exceeds two-hundred
         (200) feet, it is recommended that the run be grounded at equally spaced intermediate points along the entire length of the run.

    K. Cable and waveguide grounding leads will connect to a separate point for each run to the common ground point.

    L. Grounding straps will be kept to a minimum length and as near as possible to the vertical down lead. Straps will be consistent with the restraints of protective dress and access.

    M. Each rack will be properly sized, insulated ground lead from the rack safety and signal grounds to a grounding point on the ground plate.

    N. The insulated ground lead must follow the cable tray routing and must be located in the tray.

    O.   Each rack will be separately grounded.

XV.      ELECTRICAL

    A. Polarized electrical outlets must be installed for all transmitters when possible.

    B.   Surge protection will be provided for all base stations.

XVI.     ELECTRICAL DISTRIBUTION

    A. All electrical wiring from the distribution breaker panel will be via rigid metal conduit, routed along the under side of the cable tray to a point directly above the equipment rack.

    B. TRITEL may select how to distribute wiring from the point above the equipment rack to its equipment or equipment rack.

XVII.    TEMPORARY LOADS

    A. Test equipment, soldering irons or other equipment serving a test or repair function will be used if the total load connected to any single or duplex receptacle does not exceed fifteen (15) amps.

    B. Test equipment to be used in place for more than seven (7) days will require approval by CROWN prior to placement, unless otherwise noted in the Tower License.

XVIII.   DOORS

    A. Equipment shelter doors will be kept closed at all times unless being used for moving equipment.

XIX.     SITE APPEARANCE

    A. TRITEL will be required to remove all trash, dirt, debris and other materials which it places upon the Site from the site.

    B.   No food or drink will be permitted in any equipment shelter.

    C.   No smoking is permitted at the Site.

    D. Doorways, vestibules and other areas in and around the Site will not be obstructed or used by TRITEL for any purpose other than the intended purpose.

    E.   TRITEL's installation must be maintained in a neat and orderly manner.

XX.      STORAGE

    A.   No equipment parts or materials will be stored on site by TRITEL.

XXI.     REPORTING ON SITE

    A. Emergency twenty-four (24) hour contact number(s) must be displayed on the outside of TRITEL's equipment cabinets or TRITEL's building.

    B. Routine service calls will be scheduled between the hours of 8:00 a.m. and 5:00 p.m. weekdays.

    C. Personnel must utilize access cards to prevent activation of the alarm system when entering an equipment shelter. When exiting the equipment shelter, the security system must be re-armed.

TRITEL will comply with these Site Standards requirements for the security of the site; however, in the event that such Site Standards differ from the provisions of the Agreement or the SLA, then the conditions detailed in the Agreement or the SLA shall control.

                                   EXHIBIT "D"
          FORM SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

         THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT is made as of _____________________, 1999, by and among KEY CORPORATE CAPITAL INC., as agent (the "Agent") for itself and the other FINANCIAL INSTITUTIONS listed on the signature pages of the Loan Agreement (as defined below), and their successors and assigns, TRITEL COMMUNICATIONS, INC., a Delaware corporation (hereinafter referred to as "Tenant"), and CROWN COMMUNICATION INC., a Delaware corporation (hereinafter referred to as "Landlord"). The Agent and such other financial institutions may be referred to hereinafter individually as a "Bank" or collectively as the "Banks."

                                    RECITALS

         A. Landlord and Tenant are parties to that certain Master Build to Suit Services and License Agreement, dated as of __________, 1999, (the "Build to Suit Agreement"), pursuant to which Landlord will build certain communications towers for Tenant and its affiliates, and Tenant and its affiliates will lease space on such towers from Landlord pursuant to the terms of site leases, the form of which lease is attached as an Exhibit to the Build to Suit Agreement (hereinafter referred to collectively as the "Leases"). The premises that are or at any time hereafter become subject to a Lease may be hereinafter referred to collectively as the "Premises".

         B. Landlord, Agent and the Banks which are a party thereto have entered into a Loan Agreement dated as of July 10, 1998 (as the same may be amended, restated, modified or extended, the "Loan Agreement"), which is hereby incorporated herein by this reference, pursuant to which the Banks have agreed to make available to the Borrower up to $100,000,000 on a revolving credit basis, which is guaranteed by all of Landlord's subsidiaries pursuant to the Subsidiary Guaranty and secured by among other things, certain Security Agreements and certain Mortgages (hereinafter referred to as the "Collateral Documents"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

         C. Tenant has agreed that the Leases shall be subject and subordinate to the Collateral Documents held by Lender, provided Tenant is assured of continued occupancy of the Premises under the terms of the Leases, so long as it is not in default thereunder.

         D. A portion of the proceeds of the Loans will be used by Landlord to construct Towers pursuant to the Build to Suit Agreement.

         E. It is a condition precedent to the extensions of credit to Landlord under the Loan Agreement that Landlord and Tenant, among other things, shall have executed and delivered this Agreement.

                                   AGREEMENTS

         In consideration of the foregoing recitals and the mutual covenants herein contained, the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Build to Suit Agreement or any Lease to the contrary, the parties, intending to be legally bound, agree as follows:

         1. Agent, Tenant and Landlord do hereby covenant and agree that the Build to Suit Agreement and the Leases, with all rights, options, liens and charges created thereby, are and shall continue to be subject and subordinate in all respects to the Collateral Documents and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder.

         2. Agent does hereby agree with Tenant that, in the event Agent becomes the landlord under any Lease or the owner of any of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as Tenant complies with and performs its obligations under the applicable Lease, (a) Agent will take no action which will interfere with or disturb Tenant's possession or use of such Premises or other rights under such Lease, and (b) such Premises shall be subject to such Lease and Agent shall recognize Tenant as the tenant of such Premises for the remainder of the term of such Lease (including renewal options) in accordance with the provisions thereof; provided, however, that (i) Agent shall not be subject to any offsets or defenses which Tenant might have against Landlord or any prior landlord except those which arose under the provisions of such Lease out of such landlord's default and accrued after Tenant had notified Agent and given Agent the opportunity to cure same as hereinbelow provided, (ii) Agent shall not be liable for any act or omission of Landlord or any prior landlord, (iii) Agent shall not be bound by any rent or additional rent which Tenant might have paid for more than the current month to Landlord or any prior landlord, and (iv) Agent shall not be bound by any amendment or modification of such Lease made without its consent.

         3. Tenant does hereby agree with Agent that, in the event Agent or its assignee or nominee becomes the landlord under any Lease or the owner of any of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize Agent (or its assignee or nominee) as the landlord under the applicable Lease for the remainder of the term thereof (including renewal options), and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of such Lease. Tenant further covenants and agrees to execute and deliver upon request of Agent, or its assignee or nominee, an appropriate agreement of attornment to Agent or its assignee or nominee and any subsequent titleholder of such Premises. Such attornment, however, is contingent upon Agent meeting the assignment requirements of the Build to Suit Agreement and the Leases, i.e., in all cases, to the extent that Agent has "adequate industry experience" and such Agent has a minimum Net Worth of Seventeen Million and Five Hundred Thousand Dollars ($17,500,000), then the attornment shall be effectuated. "Adequate industry experience" means a minimum of five (5) years experience owning and managing wireless communication towers either at the level of the company or its principal managers with multiple collocated carriers and a demonstrated record of material compliance with all laws and regulations, federal, state and local, and conformance to reasonable industry standards.

          4. So long as the Commitment or any of the Obligations under the Loan Agreement or any of the Collateral Documents remains outstanding and unsatisfied, Tenant will mail or deliver to Agent, at the address and in the manner hereinbelow provided, a copy of all notices permitted or required to be given to Landlord by Tenant under and pursuant to the terms and provisions of any Lease. At any time before the rights of Landlord shall have been forfeited or adversely affected because of any default of Landlord, or within the time permitted Landlord for curing any default under any Lease as therein provided (but not less than thirty days from the receipt of notice in the case of a non-monetary default and ten (10) days in the case of a monetary default), Agent may, but shall have no obligation to, pay any taxes and assessments, make any repairs and improvements, make any deposits or do any other act or thing required of Landlord by the terms of such Lease; and all payments so made and all things so done and performed by Agent shall be as effective to prevent the rights of Landlord from being forfeited or adversely affected because of any default under such Lease as the same would have been if done and performed by Landlord. Nothing contained herein shall be construed as an obligation of Agent to cure such default. Furthermore, nothing contained herein or in any Lease shall create any express or implied obligation on the part of Agent to perform any construction of "improvements" under any Lease in the event of default by Landlord or in the event Agent acquires the Premises by foreclosure or deed in lieu of foreclosure.

         5. Tenant acknowledges that Landlord will grant a security interest to Agent in the Build to Suit Agreement and the Leases, and in all rents, payments and other proceeds thereof, as security for the Obligations and the Loans, and Tenant hereby expressly consents to such grant and security interest and to any subsequent assignment or transfer by Agent pursuant to the Collateral Documents following the occurrence and during the continuance of an Event of Default. Such consent to assignment or transfer, however, is contingent upon such assignment or transfer being in accordance with the terms of the Build to Suit Agreement and the Leases.

         6. If any Lease contains a right of first refusal, right of first offer or similar right in favor of Tenant in respect of any transfer of any of the Premises subject to such Lease, Agent agrees that any assignment or transfer by Agent pursuant to the Collateral Documents following the occurrence and during the continuance of an Event of Default shall be subject to any such right.

         7. Tenant acknowledges and agrees that the security interests granted by Landlord to Agent under the Collateral Documents is granted to Agent solely as security for the Obligations, and Agent shall have no duty, liability or obligation under the Build to Suit Agreement or any Lease or any extension or renewal thereof, unless Agent shall specifically undertake such liability in writing or Agent becomes the successor landlord under such Lease.

         8. Landlord and Tenant hereby certify to Agent that the Leases have been duly executed by Landlord and Tenant and are in full force and effect; that the Leases and any modifications and amendments specified herein are a complete statement of the agreement between Landlord and Tenant with respect to the leasing of the Premises, and the Leases have not been modified or amended except as specified herein or therein; that to the knowledge of Landlord and Tenant, no party to any Lease is in default thereunder; that no rent under any Lease has been paid more than thirty days in advance of its due date; and that Tenant, as of this date, has no charge, lien or claim of offset under any Lease, or otherwise, against the rents or other charges due or to become due thereunder.

         9. Unless and except as otherwise specifically provided herein, any and all notices, elections, approvals, consents, demands, requests and responses thereto ("Communications") permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon the earlier of receipt thereof or deposit thereof in the United States mail, postage prepaid, certified with return receipt requested, to the other party at the address of such other party set forth hereinbelow or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any Communication must be given shall commence on the date of receipt thereof; and provided, further, that no notice of change of address shall be effective with respect to Communications sent prior to the time of receipt thereof. Receipt of Communications hereunder shall occur upon actual delivery whether by mail, telecopy transmission, messenger, courier service, or otherwise) to an individual party or to an officer or general or limited partner of a party or to any agent or employee of such party at the address of such party set forth hereinbelow, subject to change as provided hereinabove. An attempted delivery in accordance with the foregoing, acceptance of which is refused or rejected, shall be deemed to be and shall constitute receipt; and an attempted delivery in accordance with the foregoing by mail, messenger or courier service (whichever is chosen by the sender) which is not completed because of changed address of which no notice was received by the sender in accordance with this provision prior to the sending of the Communication shall also be deemed to be and constitute receipt. Any Communication, if given to Agent, must be addressed as follows, subject to change as provided hereinabove: if given to Agent, to:

              Key Corporate Capital Inc.
              127 Public Square
              Cleveland, Ohio 44114-1306
              Attn: Media and Telecommunications Finance Division
              Telecopy: 216-689-4666

              With a copy (which shall not constitute notice) to:

              Timothy J. Kelley, Esq.
              Dow, Lohnes & Albertson, PLLC
              1200 New Hampshire Avenue, N.W., Suite 800
              Washington, D.C. 20036
              Telecopy: 202-776-2222
if given to Tenant, to:

              Tritel Communications, Inc.
              112 East State Street, Suite B
              Ridgeland, Mississippi 39157
              Attn: Kenneth Harris
              Telecopy: 601-898-6216

and, if given to Landlord, to:

              Crown Communication Inc.
              375 Southpointe Blvd.
              Canonsburg, Pennsylvania 15317
              Attn: General Counsel
              Telecopy: 724-416-2468

              with a copy to (which shall not constitute notice) to:

              Crown Castle International Corp.
              510 Bering Drive, Suite 500
              Houston, TX 77057
              Attn: Chief Financial Officer and General Counsel
              Telecopy: 713-570-3150

         10. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. When used herein, the term "landlord" refers to Landlord and to any successor to the interest of Landlord under any Lease.

         11. This Agreement shall be governed by and construed in accordance with the laws of the state where the Premises are located without regard to the conflicts of law provisions thereof.

         12. The parties acknowledge that the Leases and any supplements thereto may be signed by affiliates of Tenant as well as by Tenant. Tenant is executing this Agreement on behalf of itself and all of its affiliates. Any reference herein to Tenant shall also, to the extent required or permitted by the context, be deemed to be a reference to Tenant's affiliates.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.


                                       LANDLORD:
Signed, sealed and delivered in the
presence of:                           CROWN COMMUNICATION INC.

                                       By:
-----------------------------------       -----------------------------------
Unofficial Witness                     Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------
                                                             [CORPORATE SEAL]
-----------------------------------
Notary Public

Commission Expiration Date:

-----------------------------------
          (NOTARIAL SEAL)


                                       AGENT:
Signed, sealed and delivered in the
presence of:                           KEY CORPORATE CAPITAL INC

                                       By:
-----------------------------------       -----------------------------------
Unofficial Witness                     Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------
                                                             [CORPORATE SEAL]
-----------------------------------
Notary Public

Commission Expiration Date:

-----------------------------------
          (NOTARIAL SEAL)

                                       TENANT:
Signed, sealed and delivered in the
presence of:                           TRITEL COMMUNICATIONS, INC.

                                       By:
-----------------------------------       -----------------------------------
Unofficial Witness                     Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------
                                                             [CORPORATE SEAL]
-----------------------------------
Notary Public

Commission Expiration Date:

-----------------------------------
          (NOTARIAL SEAL)

                                   EXHIBIT "E"
                              NOTICE OF COMPLETION


                    NOTICE OF COMPLETION OF TOWER FACILITIES


Carrier

--------------------

--------------------

--------------------  ---------

     Re:  Notice of Completion of Tower Facilities ("Notice") for
          Site #_____ ("___________ Site")


Dear _______________:

     On the _____ day of ____________, ____ the Tower Facilities at the __________ Site were completed in accordance with the terms and conditions of the Master License between CROWN and TRITEL. Pursuant to Paragraph ___ of the Master License, TRITEL has a period of fifteen (15) days after the date of this Notice of Completion to provide a Punch List of items to be completed by CROWN in order to render the Tower Facilities completed in accordance with the Plans and Specifications in the opinion of TRITEL.

                                       Sincerely,


                                       --------------------------------

                   EXHIBIT "F" TO THE MASTER LICENSE AGREEMENT
                 STATEMENT OF WORK FOR SITE DEVELOPMENT SERVICES

CROWN will perform the following tasks to complete construction and installation processes in the development of a Site and the construction and installation of the TRITEL Equipment as required at each Site, which shall include, without limitation, the installation of all antennas and equipment, all cabling, conduit, utilities and the grounding system, ("Site Development Services"), but shall exclude the setting, placement and installation of any cabinet shelter. These tasks will be performed for the Site Development Services Fee stated in the Agreement.

1. Project and Construction Management - Civil construction activities shall include project management (scheduling, cost tracking and reporting, expediting, resource allocation) and construction management (subcontractor qualification, bidding/bid walk/bid review and award, on-site construction supervision and punch list resolution). CROWN will assign a Project Manager to work with TRITEL throughout the Site Development Process. Said Manager will be responsible for the coordination, scheduling, tracking and reporting of all development tasks CROWN is performing for TRITEL at all Sites, and will work closely with appropriate TRITEL personnel to ensure the timely quality implementation of TRITEL's requirements at the Sites.

2. Equipment Pad Installation - CROWN will install, per TRITEL's specifications, up to a 10' x 20' concrete equipment pad inside the Site compound area.

3. Powerand Telephone Utilities Installation - CROWN will install two (2) PVC underground conduits with pull strings from the Site's common power and telephone utility points of demarcation to a designated equipment pad on the ground. As further described in the Agreement at Section II.T, TRITEL will separately meter its electric utility service. TRITEL will be responsible for placing service orders with the electric and telephone service providers at the Site. CROWN will coordinate the utility site walk with the utility companies. CROWN will obtain all easements and/or right-of-ways needed for the provision of utility service to TRITEL.

4. Antenna System Installation - TRITEL will provide its antennas, coaxial cable, jumpers, amplifiers and lightning suppressors and connectors at TRITEL's sole cost and expense. CROWN will provide all other materials which are necessary for the installation of the TRITEL Equipment upon the Tower Facilities and the Tower Site as contemplated under this Exhibit "F" (excluding the placement of the cabinet and any generators), including without limitation, antenna mounting brackets/frames, coax hangers/brackets and clamps and waveguide/ice bridge materials. CROWN will install all TRITEL-provided antenna system materials and up to 10' of Ice Bridge. CROWN will sweep the installed antenna systems to TRITEL's specifications and provide the sweep data to TRITEL. The Site shall be considered to be in service by TRITEL as of the date of issuance of the sweep data report, but the TRITEL Equipment installation shall not be considered accepted until TRITEL accepts the TRITEL Equipment installation pursuant to III.G. of the Agreement.

5. Grounding System - CROWN will install a buried ring ground around TRITEL's equipment pad or foundation, connect this ring to the main site ground and provide a stub to connect to TRITEL's main grounding bus bar (or similar connection). CROWN will also connect the tower-mounted coax grounding kits to a grounding bus connected to the primary site grounding system. TRITEL will make the final connection of the ground ring stub and the final coax grounding kit connections to their main equipment ground bus at the time of their electronics equipment installation. Ground ring connections will be cadwelded while coax grounding kit connections will be mechanical. Single point grounding must be maintained to ensure the integrity of the overall site ground.

6. As-Built Drawings - CROWN will provide as-built drawings to TRITEL of each Site which detail all pertinent information relating to TRITEL's equipment and antenna system at the Site and shall substantially conform to the specifications supplied by TRITEL.

7. Materials Handling and Delivery - TRITEL will ship all of their coax, connectors, and antennas to a warehouse location designated by CROWN and CROWN will provide and deliver to TRITEL a detailed receipt of all such deliveries. CROWN will offload, inventory, store and deliver these materials to the Site as needed. TRITEL will retain responsibility for the storage, delivery, offloading and installation of their electronics cabinet(s) or frames. If TRITEL would prefer that CROWN take delivery of their electronics, store and deliver electronics to the Site, and offload and install the cabinet(s), written notice must be delivered to CROWN requesting same at a Site so designated and TRITEL agrees that additional charges will be incurred, to be determined by the mutual consent of the parties.

8. Commencement of Service - CROWN shall commence the Site Development Services, pursuant to this Agreement, promptly upon the commencement date set forth in the Notice to Proceed and shall prosecute the Site Development Services on each Site diligently to completion. CROWN shall not perform any of the Site Development Services or make any financial commitments until receiving the Notice to Proceed. The performance of any portion of the Site Development Services or preparation to perform any of the Site Development Services by CROWN, prior to receiving the Notice to Proceed, is done at CROWN's own risk.

9. Punch List & Acceptance - Upon final completion of the Site Development Services at each Site by CROWN in accordance with the provisions of this Agreement, the parties shall following the requirements detailed in Section III.G. of the Agreement, Notification of Completion.

10. Change Order - If materials, equipment or labor are required in response to a request of TRITEL to alter the Site or expand the Site Development Services (i.e., a "Change Order"), such Change Order is not within the Site Development Services covered by the fees identified in this Agreement, CROWN may, at its discretion, supply such materials, equipment or labor itself or obtain them from independent contractors, provided that the delegation of such services do not substantially delegate all of CROWN's obligations under this Agreement. If CROWN supplies any materials, equipment or labor in addition to the scope of work provided herein, it shall be based on CROWN's published rates as set forth on the attached schedule. In the event that the materials, supplies or equipment are not identified upon that schedule, CROWN and TRITEL shall mutually approve a reasonable rate which shall be no more than the prevailing rate in the industry.

11. Representations - Notwithstanding any other provision contained in the Agreement, the following terms and conditions shall apply with respect to the materials, equipment and services provided hereunder:

         a) CROWN, its agents, subcontractors, and employees shall perform the Site Development Services as independent contractors, and not as agents, partners, joint venturers or employees of TRITEL. CROWN shall supervise and direct the Site Development Services, using the care and skill ordinarily used by members of CROWN's profession practicing under similar conditions at the same time and in the same geographic area, and CROWN shall be solely responsible for all construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Site Development Services.

         b) Unless otherwise specifically provided in the Site Development Services, CROWN shall provide and pay for all labor, supervision, materials, construction surveys and layout, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for the proper execution and completion of the Site consistent with the terms of this exhibit and the Agreement.

         c) CROWN shall at all times enforce strict discipline and good order among its employees.

         d) CROWN hereby represents and warrants to TRITEL that all materials and equipment incorporated in the Site will be new unless otherwise requested in writing by CROWN and agreed to in writing by TRITEL prior to their use and all such materials and equipment shall be of good quality. CROWN further represents and warrants that the Site Development Services to be performed under this Agreement, and all workmanship, materials and equipment provided, furnished, used or installed in construction of the same, shall be safe, substantial, good quality and durable construction in all respects, and that all of the Site Development Services will be free from faults and defects and in conformance with the terms of this Agreement. The warranty for the services provided by CROWN at each Site shall be for a period of twelve (12) months from the date of full acceptance of the Site by TRITEL (the "Warranty Period"). CROWN represents, warrants and agrees that the TRITEL Equipment (excluding the cabinet installation) shall be constructed and installed in a good and workmanlike manner and in accordance with the plans and specifications for the installation of the TRITEL Equipment and all applicable federal, state and local laws, ordinances, rules and regulations and shall be of good quality, free from faults and patent defects.

         e) CROWN agrees to correct any defective portion of the Site or the TRITEL Premises including all materials and equipment which arises, accrues or occurs during the Warranty Period; provided that materials supplied by TRITEL which are installed and tested by CROWN and accepted by TRITEL and such materials (and not the installation thereof) are thereafter found to be defective, shall be replaced by CROWN at the expense of TRITEL in accordance with CROWN's published rates as set forth the attached schedule. If CROWN fails, after ten (10) days following written notice from
              TRITEL: (i) to commence and continue correction of such defective Site Development Services with diligence and promptness; (ii) to perform the Site Development Services; or (iii) to comply with any other provision of this Agreement, TRITEL may correct and remedy any such deficiency in addition to any other remedies it may have. CROWN shall not be responsible for reasonable delays caused by inclement weather that would delay a reasonable contractor's performance of Site Development Services substantially similar to the Site Development Services set forth herein.

         f) CROWN shall supervise and direct the work performed on the TRITEL Equipment, excluding the installation of the cabinet, (the "TRITEL Work"), using CROWN's best skill and attention. CROWN shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the TRITEL Work on the Tower Facilities under this Agreement.

         g) CROWN shall enforce strict discipline and good order among the employees and other persons carrying out this Agreement. CROWN shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

         h) CROWN shall provide TRITEL (and its employees, agents and contractors) access to the TRITEL Work in preparation and progress wherever located, provided that such access shall not interfere with the TRITEL Work.

         i) CROWN shall pay all royalties and license fees, shall defend suits or claims for infringement of patent rights, and shall hold TRITEL harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by TRITEL unless CROWN has reason to believe that there is an infringement of patent.

         j) CROWN shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Agreement. CROWN shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

              (1) employees on the TRITEL Work, the Tower Facilities or the Site and other persons who may be affected thereby;

              (2) the TRITEL Work, the Tower Facilities, the Site and materials and equipment to be incorporated therein; and

              (3)  other property at the Site or adjacent thereto.

12. Trade and Construction Permits - CROWN shall obtain, at its expense, all necessary local and municipal permits, licenses, inspections, certificates and approvals necessary to complete the Site Development Services, and shall ensure compliance with all state environmental laws. CROWN shall pay all fees for such permits, licenses, inspections, certificates or approvals to the appropriate government body or other entity.

13. CROWN shall be responsible for and install all of the TRITEL Equipment (excluding the cabinet, any generator and other equipment which is not contemplated under this Exhibit "F") upon the Tower and the Site. For each installation, TRITEL shall pay a fee as defined and described below and shall complete the construction and installation of the TRITEL Equipment and the Tower Facilities in the time periods described in Exhibit "C".

                             SCHEDULE TO EXHIBIT "F"

                           CROWN DEVELOPMENT SERVICES


         Any additional services performed by CROWN or its agents shall be subject to the following hourly rates upon prior written approval by TRITEL for the incurring of the specific additional service:

CLASSIFICATIONS                               RATES
---------------                               -----
Site Researcher                               [CONFIDENTIAL TREATMENT REQUESTED]
Project Manager                               [CONFIDENTIAL TREATMENT REQUESTED]
Draftsman                                     [CONFIDENTIAL TREATMENT REQUESTED]
Tower Rigger                                  [CONFIDENTIAL TREATMENT REQUESTED]
Skilled Laborer                               [CONFIDENTIAL TREATMENT REQUESTED]
Technician                                    [CONFIDENTIAL TREATMENT REQUESTED]
Office Clerical                               [CONFIDENTIAL TREATMENT REQUESTED]
Electrician                                   [CONFIDENTIAL TREATMENT REQUESTED]


         All hourly rates above do not include reasonable travel and lodging expenses and shall be invoiced by the quarter-hour.

EQUIPMENT                                     RATES
---------                                     -----
580 Backhoe                                   [CONFIDENTIAL TREATMENT REQUESTED]
Equipment Truck/Class 1 (daily)               [CONFIDENTIAL TREATMENT REQUESTED]
Mileage Charge                                [CONFIDENTIAL TREATMENT REQUESTED]
Equipment Truck/Class 2 (daily)               [CONFIDENTIAL TREATMENT REQUESTED]
Mileage Charge                                [CONFIDENTIAL TREATMENT REQUESTED]
18 Ton Truck Crane                            [CONFIDENTIAL TREATMENT REQUESTED]
                                                /hour (minimum 4 hours)
28 Ton Truck Crane                            [CONFIDENTIAL TREATMENT REQUESTED]
                                                /hour (minimum 4 hours)
Tractor Trailer with 40 Ton Lowboy            [CONFIDENTIAL TREATMENT REQUESTED]
Tractor Dump Trailer                          [CONFIDENTIAL TREATMENT REQUESTED]
Single Axle Dump Truck                        [CONFIDENTIAL TREATMENT REQUESTED]
977L High Lift                                [CONFIDENTIAL TREATMENT REQUESTED]
D4 Dozer                                      [CONFIDENTIAL TREATMENT REQUESTED]
Uniloader                                     [CONFIDENTIAL TREATMENT REQUESTED]
Vibratory Roller                              [CONFIDENTIAL TREATMENT REQUESTED]
Operator Overtime                             [CONFIDENTIAL TREATMENT REQUESTED]
Quickie Saw (daily)                           [CONFIDENTIAL TREATMENT REQUESTED]
Tamper (daily)                                [CONFIDENTIAL TREATMENT REQUESTED]
Chain Saw (daily)                             [CONFIDENTIAL TREATMENT REQUESTED]
Portable Generator (daily)                    [CONFIDENTIAL TREATMENT REQUESTED]

                                   EXHIBIT "G"

                              ESTOPPEL CERTIFICATE


         THIS INSTRUMENT is given as of this ____ day of _________________, ___, by _________________________ ("Lessor") to _______________________________, a
_____________________ corporation ("Assignee").

                                    RECITALS

         Lessor entered into a Lease Agreement or similar agreement with ________ (___) numbers of addenda attached thereto, (collectively, the "Prime Lease") dated as of the ____ day of __________, ____ with Tritel Communications, Inc., a Delaware corporation ("Lessee").

         Lessee desires to assign to Assignee its interest in the Prime Lease.

         Assignee seeks Lessor's acknowledgment, as of the date of execution of this Instrument, of certain matters affecting the Prime Lease.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, intending to be legally bound:

         1. Lessor's Estoppel Certificate. Lessor hereby certifies, with the understanding that Assignee is relying upon the statements made herein, the following:

         a. The Prime Lease with ______ number of addenda constitutes the entire agreement between the parties with respect to the Premises. The Prime Lease has not been amended and there are no other agreements between Lessor and Lessee with respect to the property or the easements which are described in the Prime Lease.

         b. The Prime Lease is in full force and effect in accordance with its terms. To the best of Lessor's knowledge, neither Lessee nor Lessor is in default under any of the terms of the Prime Lease, and Lessor has not received actual or constructive notice of the existence of any event which, with the passage of time or the giving of notice or both, would constitute a default under the Prime Lease.

         c. All applicable Prime Lease fees and rent (if any) and other charges and payments due Lessor from Lessee under the Prime Lease have been paid in full through the date hereof (except reimbursements for real estate taxes, insurance, utilities or other reimbursements, if any, due for fiscal periods to the extent not yet payable).

         2. Consent. Lessor hereby expressly consents and agrees to the assignment and assumption of the Prime Lease set forth in the Assignment and hereby releases Lessee from any and all liabilities and obligations under the Prime Lease. Lessor agrees to solely hole Lessee responsible for performance of all obligations of the lessee under the Prime Lese from, and after the date of this Assignment, except liabilities and obligations arising out of Lessee's failure to perform and discharge any of the terms, covenants, conditions and agreements as the lessee under the Prime Lease prior to the date hereof, or other acts or conduct prior to the date hereof for which the lessee or tenant is responsible under the terms of the Prime Lease for which Lessor will look solely to Lessee and shall not, at any time hereafter, require Lessee to perform any obligations thereunder, unless the Prime lease is reassigned to Lessee upon default of Assignee as provided herein.

         3. Agreement of Parties. Assignor, Assignee and Lessor hereby expressly agree as follows:

         A. Assignor is the current holder of a tenant's interest in the Lease Agreement, and Lessor is the current holder of Lessor's interest in the Lease Agreement.

         B. The Lease Agreement is in full force and effect, and Lessor hereby ratifies and confirms same.

         C. A true and correct cop of the Lease Agreement and all amendments, if any, is attached hereto as Exhibit "A" and incorporated herein by reference. The Lease Agreement, and all amendments, if any, constitute the entire agreement between Lessor, Assignor and Assignee with respect to the Leased Premises. There are no present outstanding defaults pursuant to the terms and provisions of the Lease Agreement by either Lessor or Assignor, and no party has knowledge of any facts which, with the giving of notice, passage of time, or both would constitute a default by any party under the Lease Agreement.

         D. To Lessor's knowledge, all conditions or obligations under the Lease Agreement required to be satisfied or performed by Assignor as of the date hereof have been satisfied or performed, and to Assignor's knowledge, all conditions or obligations under the Lease Agreement required to be satisfied or performed by Lessor as of the date hereof have been satisfied or performed.

         E. The current rent (the "Rent") being paid by Assignor to Lessor under the Lease Agreement is AMOUNT OF RENT ($_________) per year, paid [IN EQUAL MONTHLY INSTALLMENTS/IN AN ANNUAL LUMP SUM/IN EQUAL INSTALLMENTS ON A QUARTERLY BASIS], and the Rent has been paid through and including OBLIGATION DATE ("Obligation Date"). Assignee's obligation to pay Rent under this Assignment shall begin on the first day after the Obligation Date, and Assignor's obligation to pay Rent shall end thereon.

         F. The term of the Lease Agreement expires on EXPIRATION DATE, and there are RENEWAL TERMS (the "Renewal Terms").

         G. Rent is to be increased at the beginning of any applicable Renewal Term (as defined in the Lease Agreement) by INCREASE AMOUNT.

In the event of any dispute hereunder, or of any action to interpret or enforce this Estoppel Certificate, any provision hereof or any matter arising herefrom, the prevailing party shall be entitled to recover its reasonable costs, fees and expenses, including, but not limited to, witness fees, expert fees, attorney (in-house and outside counsel), paralegal and legal assistant fees, costs and expenses, and other professional fees, costs and expenses, whether suit be brought or not, and whether in settlement, in any declaratory action, in any bankruptcy action, at trial or on appeal.

         4. Release. Lessor, with the intention of binding itself and its successors and assignees, expressly forever releases and discharges Lessee and its successors and assigns from all claims, demands, actions, grievances, controversies, contracts, promises, agreements, causes of action, in both law and equity, judgments and executions, damages of whatever nature, past or present, known and unknown, that it ever had, or now has, known or unknown, or that anyone claiming through or under Lessor may now have or claim to have, against Lessee which arise from the Prime Lease, but no further or otherwise.

         5. Reliance. Lessor understands that Assignee and Lessee are relying on the information contained in this Instrument, and agrees that Assignee and Lessee may rely on this information, for purposes of determining whether to consummate their transaction. Further, Assignee's and Lessee's subsidiaries, affiliates, legal representatives and successor and assigns may rely on the contents of this Instrument. A facsimile of this instrument delivered to Assignee by telecopier shall be deemed an original for all purposes.

         6. Notice; Non-Disturbance. Assignee intends to grant a sub-leasehold interest to Lessee pursuant to a sublease dated the ____ day of ________, ____ (the "Sublease"). Lessor shall give notice to Lessee at the same time that Lessor gives notice to Assignee of any default under the Prime Lease, and Lessor shall accept a cure of any such default from Lessee on Assignee's behalf. In such case, Lessee shall be entitled to reimbursement from Assignee of any amount paid or obligation incurred in respect thereof. So long as the Lessee is not in default under the Sublease beyond any applicable grace or cure period, Lessee shall be permitted quiet enjoyment of the Premises under the Sublease notwithstanding any termination or expiration of the Prime Lease and notwithstanding any termination or expiration of the Prime Lease, Lessor agrees at the request of the Lessee, to honor the terms and conditions of the Sublease for the remainder of the term thereof and any renewal terms. Lessee agrees, at the request of Lessor to attorn to the Lessor upon the terms and conditions of the Sublease for the remainder of the term thereof (whether original or renewal) and any renewal terms, and that the Sublease shall continue in full force and effect as if the Lessor were the sublandlord under the Sublease notwithstanding the expiration or termination of the Prime Lease.

         7. Notices. Any Notices to be received by Assignee, Lessee or Lessor under the Prime Lease, the Sublease, or this Estoppel Certificate shall be deemed properly given if marked to Assignee, Lessor or Lessee with proper postage or sent via a reputable overnight carrier to the following address:

To Assignee:

               ---------------------------------

               ---------------------------------

               ---------------------------------

               With a copy to:


TO LESSEE:     Tritel Communications, Inc.
               112 E. State Street
               Suite B
               Ridgeland, MS 39157
               Attention: Ken Harris

TO LESSOR:

               ---------------------------------

               ---------------------------------

               ---------------------------------


Any party shall have the right from time to time to change their respective address for Notice by providing the other with thirty (30) days prior written notice in the manner set forth above.

         IN WITNESS WHEREOF, Lessor and Assignee have executed this Instrument as of the date set forth above.

                                       LESSOR:


                                       By:
                                          -------------------------------
                                       Name:
                                            -----------------------------
                                       Title:
                                             ----------------------------


                                       ASSIGNEE:
                                       CROWN COMMUNICATION, INC.


                                       By:
                                          -------------------------------
                                       Name:
                                            -----------------------------
                                       Title:
                                             ----------------------------